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                   RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT


     THIS AGREEMENT is made this 6th day of August, 1998, by and between The Prudential Insurance Company of America, a New Jersey mutual life insurance company ("Prudential"), and BISYS Plan Services, L.P., a Pennsylvania limited partnership ("BISYS").

     WHEREAS, Prudential provides certain recordkeeping and administrative services, trust reporting and accounting services, and order placement and processing services to certain defined contribution pension plans that qualify or intend to qualify under Section 401(k) and/or Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code");

     WHEREAS, Prudential desires to retain BISYS to provide those recordkeeping and administrative services, or certain of such services, and to arrange for the provision of those trust reporting and accounting services and those order placement and processing services to selected Prudential plan clients meeting certain size-related and other criteria established by Prudential and to provide certain other related services to Prudential, in accordance with the terms and conditions of this Agreement;

     WHEREAS, BISYS is willing to provide such recordkeeping and administrative services to the Plans and related services to Prudential and to arrange for the provision of such trust reporting and accounting services and such order placement and processing services, in accordance with the terms and conditions of this Agreement;

     THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, Prudential and BISYS agree as follows:

     1.   CERTAIN DEFINITIONS.  As used in this Agreement:

          (a) "Administrative Services Agreement" means: (1) for an agreement executed on or after the Effective Date, either of the forms of Administrative Services Agreement as set forth in Schedule A attached hereto (as modified or substituted by Prudential from time to time with the approval of BISYS to reflect its then current form(s) of agreement); or (2) otherwise, the particular administrative services agreement approved by Prudential for a Plan or the particular services and operations that have been and are anticipated to be provided by Prudential (or its designee).

          (b) "Effective Date" means the date which is sixty (60) calendar days after the date written above (or, if such sixtieth (60th) day is not a business day, the first business day thereafter) but in no event later than November 1, 1998.

          (c) "Employer" means the employer who executes the Administrative Services Agreement on behalf of a Plan.

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          (d)  "Investment Option" means an investment in which the Plan is authorized to invest, as described in Schedule B attached hereto and as such Schedule may be modified by agreement of Prudential and BISYS to reflect changes directed by the Plan pursuant to its Administrative Services Agreement.

          (e) "Participant" means a participant, or an eligible employee enrolling as a participant, under a Plan and, where applicable, includes the participant's beneficiary(ies) under the Plan or an alternate payee under a qualified domestic relations order, as defined in the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (f) "Plan" means an employee benefit plan that: is qualified, or seeks to qualify, under Section 401(a) of the Code as a plan described in Section 401(k) of the Code or as a profit sharing or money purchase plan pension plan; uses the Prudential PruArray Prototype 401(k) Plan Document (or such other plan document as Prudential may specify), as such document may be from time to time amended; and at the time services are initially provided to it by Prudential or BISYS, meets the criteria for Plans set forth in Schedule C attached hereto.

          (g) "Services" means those services BISYS is obligated to provide or arrange for the provision of pursuant to Section 2(a), (b) and/or
               (c) of this Agreement, depending on the Administrative Services Agreement with each particular Plan.

          (h) "Service Team" means those employees of BISYS dedicated to the provision of services under this Agreement on a full- or part-time basis, including but not limited to personnel who deal directly with Plans or Participants and/or handle Plan records, as set forth in Schedule D attached hereto.

     2. SERVICES OF BISYS. BISYS shall enable Prudential to satisfy Prudential's obligations to each Plan under the Administrative Services Agreement with that Plan. Accordingly, and subject to the further provisions of this Agreement, beginning on the Effective Date and thereafter:

          (a) BISYS shall provide, through the Service Team, the following services with respect to Plans:

               (1) The recordkeeping and administrative services as described in the Administrative Services Agreements (except with respect to the availability of Prudential Account Executives and the design or maintenance of the Prudential Web site). These services shall be


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                    performed in accordance with the standards, as applicable, set forth in Schedule E attached hereto.

               (2) The Plan documentation and disclosure services as described in the Administrative Services Agreements.

               (3) Plan testing as described in the Administrative Services Agreements.

               (4) The services relating to Discovery Select Group Retirement Annuity as described in Schedule F attached hereto.

               (5) Any additional services as shall be necessary to enable Prudential to meet its obligations to each Plan under the Administrative Services Agreement with that Plan. The process for approving such additional services and changes to the Administrative Services Agreement shall be as set forth in Schedule G attached hereto.

          (b) BISYS shall arrange for the provision of the following services with respect to Plans:

               (1) The trust and accounting services as described in Schedule H attached hereto.

               (2) The order placement, processing and related services as described in Schedule I attached hereto.

          (c) Notwithstanding the foregoing provisions of Section 2(a) of this Agreement, as to those Plans designated by Prudential in writing to BISYS, BISYS shall provide only the administrative and recordkeeping services required under the respective Administrative Services Agreements for those Plans, which services may be less than all of the services described in
               Section 2(a) above. Prudential shall not provide for servicing, and BISYS shall not be obligated to provide services to, any Plan pursuant to this Section 2(c) until such date, and unless such Plan meets such additional criteria, if any, as Prudential and BISYS may agree.

          (d) BISYS shall provide, to the extent reasonably practicable through the appropriate members of the Service Team, training sessions and/or marketing support, on-site or otherwise and which may include Plan-related materials, as set forth in Schedule J attached hereto or otherwise as Prudential may reasonably request.


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          (e)  All services provided by BISYS and related materials and records produced or maintained (in whatever form produced or maintained) under this Agreement shall be performed, produced and/or maintained, as applicable, in a manner that reflects that such services, materials and records are so performed, produced and/or maintained, as applicable, by Prudential through BISYS.

          (f) BISYS shall furnish Prudential with the reports specified on Schedule K attached hereto, at such times and in the manner specified on such Schedule. In addition, BISYS shall promptly notify Prudential of any action or matter relating to a Plan or that may present a material legal or business issue, including but not limited to the commencement (or anticipated commencement) of any audit, examination or inspection by an Employer, the U.S. Department of Labor, the Internal Revenue Service, the Securities and Exchange Commission and/or a State insurance department ("Examination"), and shall promptly respond, as agreed to by Prudential, to such Examination.

          (g) BISYS shall promptly notify Prudential of any change it proposes to make relating to Services or BISYS's other activities and obligations under this Agreement to implement new statutory or regulatory requirements and shall implement such change only with the prior approval of Prudential, which approval shall not be unreasonably withheld. Prudential shall promptly notify BISYS of any change it intends to make in the prototype plan document used or to be used by a Plan, which change(s) shall be subject to the prior approval of BISYS.

     3. NUMBER OF PLANS. During the initial twelve (12) months beginning on the Effective Date, Prudential shall provide at least five hundred
          (500) Plans for which BISYS shall provide Services. Prudential and BISYS may agree that Prudential may provide, and BISYS shall accept, more than five hundred (500) Plans during such period. If Prudential fails to provide for servicing by BISYS at least five hundred (500) Plans during the initial twelve (12)-month period beginning on the Effective Date, Prudential shall pay BISYS an amount equal to Two Thousand Dollars ($2,000) times the difference between five hundred
          (500) and the number of Plans provided, which amount shall be paid within thirty (30) days of the close of such period. However, in no event shall the total amount payable by Prudential pursuant to this
          Section 3 exceed: Five Hundred Thousand Dollars ($500,000) if Prudential terminates this Agreement after the date written above and prior to the thirtieth (30th) calendar day thereafter; Seven Hundred and Fifty Thousand Dollars ($750,000) if Prudential terminates this Agreement on or after the thirty-first (31st) day from the date written above and prior to the Effective Date; and One Million Dollars ($1,000,000) if Prudential terminates this Agreement on or after the Effective Date.


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     4.   LIMITATIONS ON ACCEPTANCE OF NON-PRUDENTIAL PLANS.  BISYS shall not accept for servicing more than fifteen hundred (1,500) net new defined contribution pension plans or other retirement plans or accounts, exclusive of the Plans provided by Prudential hereunder (collectively, "New Plan Business"), during the initial twelve (12)-month period commencing on the Effective Date, provided Prudential has provided BISYS with at least five hundred (500) Plans during such initial period. If, during the initial twelve (12)-month period commencing on the Effective Date, BISYS's New Plan Business exceeds the limit specified in the preceding sentence as a result of an acquisition by BISYS or one of its affiliates of control, or the assets, of another entity in the business of providing services comparable to those provided by BISYS to Plans under this Agreement, BISYS shall promptly so notify Prudential and BISYS shall consult with Prudential for Prudential's consent to permit BISYS to exceed such New Plan Business limit.

     5. COMMITMENT TO COMPLETE CERTAIN SERVICE ENHANCEMENTS. BISYS shall complete installation and implementation of an automated process tracking system by September 17, 1998, according to specifications provided to Prudential and attached hereto as Schedule L. BISYS shall permit Prudential to review and test to its satisfaction the process tracking system in operation prior to the Effective Date. If, in Prudential's reasonable business judgment, BISYS fails to materially comply with the requirements of this Section 5, Prudential may notify BISYS of such failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure, Prudential shall have the right to terminate this Agreement effective immediately upon notice to BISYS.

     6. COMMITMENT TO IMPROVE PIN SECURITY. BISYS shall enhance the security relating to personal identification numbers ("PINs") by October 6, 1998, as specified in Schedule M attached hereto. BISYS shall permit Prudential to review and test to its satisfaction the use of PINs, as enhanced, prior to the Effective Date. If, in Prudential's reasonable business judgment, BISYS fails to materially comply with the requirements of this Section 6, Prudential may notify BISYS of such failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure, Prudential shall have the right to terminate this Agreement effective immediately upon notice to BISYS.

     7.   CONVERSION AND YEAR-END PROCESSING.

          (a) BISYS shall complete the conversion of its computer systems, as planned ("Conversion"), by the Effective Date and shall also complete the systems enhancements as described and within the time period(s) specified in Schedule N attached hereto ("Enhancements"). If the Conversion is not substantially completed, in Prudential's reasonable business judgment, by the Effective Date or the Enhancements are not materially completed, in Prudential's reasonable business judgment, as and within the time period(s) specified in Schedule N, Prudential may notify BISYS of such


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               failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure, Prudential shall have the right to terminate this Agreement immediately upon notice to BISYS.

          (b) After the Conversion, Prudential shall have the right to select a representative Plan and use it to test, to the extent determined by Prudential, BISYS's computer systems and related operations with respect to the services required to be provided by BISYS under this Agreement. If the results of this test are not satisfactory to Prudential in its reasonable business judgment, Prudential may notify BISYS of such failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure, Prudential shall have the right to terminate this Agreement effective immediately upon notice to BISYS.

          (c) BISYS represents and warrants that no later than the Effective Date it shall have, and thereafter maintain, sufficient capacity (in terms of both systems and personnel), including prudent excess capacity, to accommodate the Conversion and the Plans without any adverse effect upon BISYS's ability to perform properly and in a timely manner the year-end processing required for the Plans.

          (d) BISYS shall demonstrate to Prudential, at such time(s) in October, November and/or December of 1998 as Prudential and BISYS shall agree, the effective operation of BISYS's 1998 year-end processing for Plans.

     8.   DUE DILIGENCE.

          (a) BISYS shall cooperate with Prudential to enable Prudential to complete, prior to the Effective Date, such due diligence with respect to BISYS as Prudential shall reasonably deem necessary, and if the results of such due diligence are not satisfactory, in Prudential's reasonable business judgment, Prudential may notify BISYS of such failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure, Prudential shall have the right to terminate this Agreement immediately upon notice to BISYS.

          (b) BISYS shall cooperate with Prudential to enable Prudential to complete, prior to the Effective Date, such due diligence with respect to Frontier Trust Company as Prudential shall reasonably deem necessary, and if the results of such due diligence are not satisfactory, in Prudential's reasonable business judgment, Prudential may notify BISYS of such failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure or provided another party acceptable to Prudential in lieu of Frontier Trust Company, Prudential shall have the right to terminate this Agreement immediately upon notice to BISYS.


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

     9.   CHANGE OF CONTROL OR SENIOR MANAGEMENT OF BISYS.

          (a) In the event of a change of control of BISYS or a transfer of substantially all of its business to another entity or entities not under common control with BISYS, BISYS shall promptly notify Prudential of such change or transfer, and at any time within one hundred and eighty (180) days after receipt of such notice, Prudential shall have the right to terminate this Agreement immediately upon notice to BISYS. For this purpose, control means fifty percent (50%) or more of the outstanding voting interests of BISYS.

          (b) In the event of a change or planned change in any of the senior management positions of BISYS, BISYS shall promptly notify Prudential of such change or planned change. BISYS shall, within a reasonable period of time which shall not exceed one hundred and eighty (180) days, fill any vacancy resulting from such change with a person of at least comparable industry experience and at least the same level of competence. However, if any senior management position is eliminated or substantially modified as a result of a reorganization of BISYS, BISYS will promptly so notify Prudential and consult with Prudential for Prudential's consent to the elimination or modification of such position. If BISYS fails, in Prudential's reasonable business judgment, to satisfy its obligations under this subsection (b), Prudential may notify BISYS of such failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure, Prudential shall have the right to terminate this Agreement immediately upon notice to BISYS. For this purpose, the senior management positions of BISYS are the following: president, vice president for marketing, director of business development, senior vice president for plan services, director of client services, head of operations, and head of systems development; or their respective equivalents, however named.

     10.  OTHER PLAN SERVICE PROVIDERS.  Prudential and BISYS agree that:

          (a) Either Prudential Bank & Trust Company or Prudential Trust Company (or other person approved by Prudential) shall serve as the trustee for each Plan under the terms of the Plan's trust agreement.

          (b) BISYS shall make such arrangements with one or more third parties approved by Prudential as may be necessary for the placement and processing of orders on behalf of Plans with respect to Investment Options.

          (c) BISYS acknowledges that for each Plan designated by Prudential pursuant to Section 2(c) of this Agreement, certain recordkeeping and/or


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               administrative services will not be required of Prudential, and accordingly not be provided by BISYS, under the Plan's Administrative Services Agreement and, instead, will be provided to the Plan by a third party. BISYS shall coordinate with each such third-party recordkeeper to ensure the effective delivery of Services to the affected Plan(s).

     11. PRUDENTIAL CLIENTS. BISYS acknowledges and agrees that each of the Employers and Plans is a client of Prudential and that all information and records relating to any of them (or to Participants) in connection with BISYS's services under this Agreement belong to Prudential and/or each such Employer and/or Plan, as applicable. BISYS shall not, without the consent of Prudential, market any of its products to current or prospective Prudential clients identified by or during BISYS's relationship with Prudential.

     12. NEW PLAN ACCOUNTS AND PROTOTYPE CHANGES. The process following the initial contact with an Employer with respect to a Plan and the process for responding to an Employer's (or Plan's) request to amend the Plan which would result in an individually-designed Plan, and the respective responsibilities of Prudential and BISYS regarding initiation of Services to that Plan or handling such request, as the case may be, shall be as set forth on Schedule G attached hereto.

     13.  PLAN INVESTMENT TRANSACTIONS.

          (a) With respect to Plan investment transactions, pricing information shall be provided, orders shall be placed and settlements shall be made as provided in Schedule I attached hereto. BISYS shall provide and maintain appropriate computer systems linking the system on which it maintains Plan records under this Agreement with the recordkeeping system maintained by or on behalf of each Investment Product for its investors. Prudential shall have on-line access to such BISYS system.

          (b) BISYS shall ensure that all of the Plan's Investment Option accounts reflect Prudential Securities Incorporated as the Plan's broker of record. Except where commissions are paid through the National Securities Clearing Corporation, BISYS shall properly calculate and track all commissions payable to Prudential Securities Incorporated and its registered representatives with respect to Investment Options.

          (c) BISYS shall have no obligation or duty to inquire into or verify the investment performance of any Investment Option.

     14. MAINTENANCE OF RECORDS. BISYS shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and with the care, skill, prudence and diligence that a prudent person acting in like capacity and familiar with such matters would use in maintaining


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          such records.  Upon the request of Prudential, BISYS will provide copies (or such other form of durable record as Prudential may approve) of all historical records relating to transactions involving the Plan(s), written communications regarding the Plan(s) and other materials, in each case (a) as are maintained by BISYS in the ordinary course of its business, (b) as may reasonably be requested to enable Prudential, or its representatives, including without limitation auditors or legal counsel, to (i) monitor and review the Services,
          (ii) comply with any request of a governmental body or self-regulatory organization or a Plan, (iii) verify compliance by BISYS with the terms of this Agreement, (iv) make required regulatory reports or (v) perform general assessment of Services. BISYS will permit Prudential or such representatives to have reasonable access, during normal business hours and subject to reasonable notice to BISYS, to its personnel, records and facilities in order to facilitate the monitoring of the quality of the Services.

     15.  CONFIDENTIALITY.

          (a) Prudential and BISYS acknowledge that each may be provided with information about, and BISYS's engagement by Prudential may bring each into close contact with, confidential and proprietary information of the other. In addition, Prudential and BISYS each may be provided with or be exposed to confidential information of third parties with which the other conducts business. Such confidential information of a party and of the third parties with which it does business is collectively referred to as its "Confidential Information." In recognition of the foregoing, Prudential and BISYS each covenant and agree that:

               (1) it will keep and maintain all Confidential Information of the other in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

               (2) it will not, directly or indirectly, disclose any Confidential Information of the other to anyone outside of the other, except with the other's prior consent;

               (3) it will not make use of any Confidential Information of the other for its own purposes or the benefit of anyone or any other entity except the other;

               (4) it will (A) on termination of discussions between the parties, or, (B) if BISYS is engaged to perform Services for Prudential, upon completion of the engagement, or (C) at any time the other may so request, deliver promptly to the other, or, at the other's option, destroy all memoranda, notes, records, reports, media and other documents and materials (and all copies thereof) regarding or including any Confidential Information which it may then possess or have under its control; and

               (5) it will take no action with respect to the Confidential Information that is inconsistent with the confidential and proprietary nature of such Information.

          (b) Prudential and BISYS each shall be permitted to disclose the Confidential Information of the other only to its employees and agents ("Employees") having a need to know such information in connection with the performance of the Services. Prudential and BISYS each shall instruct all such of its Employees as to their obligations under this Agreement.

          (c) Subject to the provision of Section 11 of this Agreement, for purposes of this Agreement, Confidential Information shall include all business information of Prudential or BISYS, as applicable, including the following:

               (1) information relating to its planned or existing computer systems and systems architecture, including computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

               (2) policyholder or Participant data, customer lists, sales, profits, organizational restructuring, new business initiatives and financial information;

               (3) information that describes insurance and financial products, including actuarial calculations, product designs, and how such products are administered and managed;

               (4) information that describes product strategies, tax interpretations, tax positions and treatment of any item; and

               (5) confidential information of third parties with which it conducts business.

          (d) Notwithstanding the foregoing, Confidential Information of a party shall not include information that (1) is or becomes generally known to the public not as a result of a disclosure by the other, (2) is rightfully in the possession of the other prior to disclosure by the first party, or (3) is received by the other in good faith and without restriction from a third party, not under a confidentiality obligation to the first party and having the right to make such disclosure. Prudential and BISYS each acknowledge that the disclosure of Confidential Information of the other may cause irreparable injury to the other and damages which may be difficult to ascertain. Therefore,

               Prudential and BISYS each shall, upon a disclosure or threatened disclosure of any of its Confidential Information, be entitled to injunctive relief, including, but not limited to, a preliminary injunction and an order of seizure and impoundment under Section 503 of the Copyright Act upon an EX PARTE application by it to protect and recover the Confidential Information, and the other shall not object to the entry of an injunction or other equitable relief against it on the basis of an adequate remedy at law, lack of irreparable harm or any other reason. Without limitation of the foregoing, Prudential and BISYS each shall advise the other immediately in the event that it learns or has reason to believe that any person or entity which has had access to Confidential Information has violated or intends to violate the terms of this Agreement.

     16.  DISASTER RECOVERY PLANS; FORCE MAJEURE.

          (a) BISYS currently maintains an agreement with a third party whereby BISYS is to be permitted to use, at no cost to Prudential, on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the necessary BISYS facilities ("BISYS Facilities") inoperable.
               BISYS has developed and is continually revising a business contingency plan ("Business Contingency Plan") detailing which, how, when, and by whom data maintained by BISYS at the BISYS Facilities will be installed and operated at the Recovery Facility. BISYS shall by August 31, 1998, provide Prudential with a copy of its then current Business Contingency Plan applicable to the Plans and shall promptly provide Prudential with a copy of any amendment or modification to the Business Contingency Plan. BISYS will, in event of a disaster rendering the BISYS Facilities inoperable, use reasonable efforts to convert the computer (or other) systems ("Systems") containing the designated Prudential and/or Plan data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan. BISYS conducts regular tests of BISYS's ability to operate the Systems at the Recovery Facility and shall provide Prudential with reports of the results of such tests.

          (b) In addition to its obligations under the foregoing subsection (a) of this Section, BISYS shall, by November 16, 1998, have tested its Business Contingency Plan and its ability to operate the Systems at the Recovery Facility and have provided to Prudential a copy of the report(s) of the results of such testing. If the results of such testing are not satisfactory, in Prudential's reasonable business judgment, Prudential may notify BISYS of such failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure, Prudential shall have the right to terminate this Agreement immediately upon notice to BISYS.

          (c) BISYS also currently maintains, separate from the area in which the operations which provide the Services hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment reasonably necessary to operate a retirement plan servicing business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in BISYS's Business Contingency Plan.

          (d) Provided it has complied with its obligations under this Section 16, BISYS shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility or transportation service; inability to obtain transportation or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, freezes, floods, fires, tornadoes, hurricanes, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to BISYS's reasonable control which prevents or hinders BISYS's performance hereunder.

     17.  FINANCIAL REPORTS.

          (a) BISYS agrees to furnish to Prudential annual reports of the financial condition of The BISYS Group, Inc., the parent company of BISYS, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by Prudential, and shall, on an annual basis, arrange for the preparation, and promptly furnish to Prudential a copy, of a report with respect to BISYS that is prepared in accordance with the requirements of STATEMENT ON AUDITING STANDARDS NO. 70, as amended from time to time, issued by the American Institute of Certified Public Accountants (the "SAS 70 Report"). The annual financial statements will be certified, and the SAS 70 Report will be prepared and issued, by BISYS's certified public accountants. Prudential agrees to keep confidential all information provided to it pursuant to the preceding sentence and shall not disclose the same to any person, except with the prior consent of BISYS, or use the same except in connection with
               Section 14 of this Agreement, unless such information has been disclosed by BISYS to the public.

          (b) BISYS shall, no later than August 31, 1998, provide Prudential with a copy of BISYS's SAS 70 Report for the period July 1, 1997, through June 30, 1998. If BISYS does not do so, or that report is qualified, or Prudential, in its reasonable business discretion, determines that the results of that report are unsatisfactory, Prudential may notify BISYS of such failure, and if, within thirty (30) days after such notice, BISYS has not cured such failure, Prudential shall have the right to terminate this Agreement effective immediately upon notice to BISYS.

     18. COMPLIANCE WITH PLAN TERMS AND LAWS. At all times, BISYS shall comply in all material respects with all Plan documents and all laws, rules and regulations applicable to it by virtue of entering into this Agreement.

     19.  YEAR 2000 COMPLIANCE.

          (a) BISYS represents and warrants that all software, hardware and electronic data processing systems used or that will be used by it, and by its suppliers and vendors, prior to, during, or after the calendar year 2000 in connection with the provision of services hereunder (the "Software and Hardware"), includes, at no additional cost to Prudential, any Plan or any Employer, design and performance capabilities such that BISYS and Prudential in connection with the services performed hereunder, shall not experience Software and Hardware abnormally ending and/or invalid and/or incorrect results from the Software and Hardware in the operation of its business.

          (b) BISYS further represents and warrants that in connection with the provision of services hereunder, BISYS shall not use (or provide to any Plan for its use) Software and Hardware that is not "year 2000 compliant." For purposes of this paragraph, the term "year 2000 compliant" shall mean that the data outside of the range 1900-1999 shall be correctly processed in any level of computer hardware or software, including but not limited to, microcode, firmware, application programs, files and databases.

          (c) BISYS further represents and warrants that the Software and Hardware will lose no functionality with respect to the introduction of records containing dates after December 31, 1999, and that the advent of the year 2000 will not adversely affect BISYS's performance of the Services.

     20. SERVICE IMPROVEMENTS. BISYS represents and agrees that it shall use reasonable commercial efforts to keep current on the trends of the retirement plan services industry relating to recordkeeping and administrative services and shall use reasonable efforts to continue to modernize and improve at no cost to Prudential. BISYS shall modify its computer systems and applicable policies, procedures and practices to timely comply with changes in applicable statutory and regulatory requirements at no cost to Prudential. Any downtime necessary for normal systems upgrades and/or maintenance by BISYS shall be on off-peak hours, and BISYS shall provide Prudential with reasonable prior notice of any such downtime.

     21.  FEES.

          (a) BISYS shall collect on Prudential's behalf the fees and charges specified on Schedule O attached hereto ("Fees") and may keep such Fees collected as payment in full for BISYS's satisfactory performance of its services and obligations under this Agreement. Prudential shall have no obligation to collect such Fees and shall have no further liability for payment to BISYS. BISYS shall have the right to terminate Services for any Plan for non-payment of fees due for more than ninety (90) days, provided BISYS shall, at least thirty (30) days prior to any such termination of Services, have informed Prudential of its intention to do so.

          (b) Upon collection of the installation fee for any start-up Plan and/or the collection of the conversion fee for any conversion Plan (as specified in Schedule O), BISYS shall pay Prudential a one-time fee of $250 for each such Plan, or such other amount as Prudential and BISYS shall agree. These fees payable by BISYS may be accumulated and remitted to Prudential no less frequently than quarterly.

          (c) The parties agree that the Fees are for administrative and recordkeeping services only and do not constitute payment in any manner for investment advisory or distribution services.

          (d) Except as otherwise provided in this Agreement or otherwise agreed by Prudential and BISYS, each party will bear all expenses incidental to the performance of its obligations under this Agreement.

          (e) BISYS may charge Employers/Plans the Fees set forth in Schedule O attached hereto, as such Schedule may be revised from time to time by agreement of Prudential and BISYS.

          (f) BISYS shall have the right to receive sub-transfer agency or other administrative fees at the annual rate of $6 (or, for Plans designated by Prudential pursuant to Section 2(c) of this Agreement, $10) per Participant per mutual fund Investment Option position, on a quarterly basis, either directly from each Investment Option (or its affiliate) or indirectly through Prudential. If, depending on the arrangement with respect to the particular mutual fund Investment Option, Prudential or BISYS, as the case may be, does not timely receive direct payment of the fees due from the mutual fund or its affiliate, then (A) whichever party is to have directly received such fees shall promptly so notify the other party and (B) Prudential and BISYS shall take such action as may be necessary to remove that mutual fund as an Investment Option or take such other action as Prudential and BISYS shall, within thirty (30) days after notice under the preceding clause, agree.

     22. RELATIONSHIP OF PARTIES. Except to the extent BISYS is expressly authorized in this Agreement to act as Prudential's limited agent for certain purposes, it is understood and agreed that all services performed under this Agreement by BISYS will be as an independent contractor and not as an employee or agent of Prudential, and neither party will hold itself out as an agent of the other party with the authority to bind such party.

     23.  USE OF NAMES.

          (a) Except as otherwise expressly provided for in Schedule P attached hereto or otherwise in this Agreement, BISYS will not use, nor allow its employee or agents to use, the name or logo of Prudential or any affiliate of Prudential, or any products or services sponsored, managed, advised, administered or distributed by Prudential, for advertising, trade or other commercial or noncommercial purposes without the express prior consent of Prudential.

          (b) Except as otherwise expressly provided for in Schedule P attached hereto or otherwise in this Agreement, Prudential will not use, nor allow its employees or agents to use, the name or logo of BISYS, any affiliate of BISYS, or any products or services sponsored or offered by BISYS or any of its affiliates, for advertising, trade or other commercial or noncommercial purposes without the express prior consent of BISYS.

     24. REPRESENTATIONS WITH RESPECT TO INVESTMENT OPTIONS. BISYS and its agents will not make any representations concerning Prudential, or any Investment Option except those contained in the then current prospectus of such Investment Option, in current sales literature furnished by Prudential to BISYS, and/or in current sales literature created by BISYS and submitted to and approved in writing by Prudential before first use.

     25.  LICENSES, INSURANCE AND BONDING.

          (a) BISYS shall maintain such licenses as may be necessary for it to provide its services and perform its obligations under this Agreement and shall provide Prudential upon request with a copy of each such license BISYS maintains.

          (b) BISYS shall obtain from a company or companies acceptable to Prudential and maintain in force during the term of this Agreement and for not less than two (2) years thereafter, the following insurance coverages in at least the amounts indicated:

               (1)  Worker's Compensation                      -  Statutory
                                                                  limits

               (2)  Employer's Liability
                       Bodily injury by disease by person      -  $250,000
                       Bodily injury by accident               -  $250,000
                       Bodily injury by disease policy limit   -  $250,000

               (3)  Commercial General Liability, including
                    Broad Form Property Damage and
                    Contractual Liability
                       General Aggregate                       -  $2,000,000
                       Products/Completed Operations
                       Aggregate                               -  $2,000,000
                       Each Occurrence                         -  $1,000,000
                       Personal and Advertising Injury         -  $1,000,000
                       Medical Payments                        -  $5,000/person

               (4)  Excess Liability                           -  $5,000,000

               (5)  Comprehensive Auto Liability               -  $1,000,000
                    including, Owned, Non-owned                combined single
                    and Hired Car coverage for vehicles        limit
                    which are operated on behalf of
                    BISYS in furtherance of BISYS's
                    performance of activities hereunder.

                    If BISYS does not own any                  -  $1,000,000
                    vehicles, then non-owned and
                    hired Auto Liability

               (6)  Property Coverage

               (7)  Professional Liability (Errors & Omissions) -  $5,000,000

               Where applicable, the above policy(ies) shall name Prudential as an additional insured. BISYS shall, upon request, provide Prudential with a certificate or certificates of insurance evidencing that the above-noted insurance requirements have been satisfied and specifying the Prudential shall receive a thirty
               (30)-day advance notice of any cancellation of or reduction in coverage.

          (c) As a part of the fixed price for this Agreement, BISYS shall obtain from a licensed surety acceptable to Prudential and deliver to Prudential a fidelity bond which includes employee dishonesty coverage, with limits in an amount of not less than Five Million Dollars ($5,000,000) covering BISYS and all BISYS's agents who provide the Services. Said bond must be blanket in nature covering BISYS and all BISYS agents and include coverage for property for which BISYS is legally liable.

     26. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Each party represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity.

          (a)  BISYS further represents, warrants and covenants that:

               (1) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

               (2) with respect to the provision of the Services, it is not, nor will be, a "fiduciary" of any Plan, as such term is defined in Section 3(21) of ERISA and Section 4975 of the Code;

               (3) its receipt of the Fees described in Section 21 of this Agreement will not constitute a non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

               (4) it has and shall maintain policies and procedures to ensure that the Services are performed in compliance with the terms of the Plan documents and with the requirements of ERISA, the Code and all applicable law;

               (5) it has and shall maintain personnel policies and procedures to ensure that its services and obligations are performed in compliance with this Agreement;

               (6) it is not required to be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and any applicable state securities laws, including as a result of entering into, and performing the Services set forth in, this Agreement;

               (7) it has and shall continue to have (or have access to) the necessary facilities, equipment, software, licenses, consents, third-party administration licenses, and personnel (including, but not limited to, the computer or other systems capabilities necessary to interface with other Plan service providers and with the Investment Options) to perform its duties and obligations under this Agreement;

               (8) it will provide prior notice to Prudential before entering into any material new retirement plan servicing arrangements or terminating any material retirement plan servicing arrangement currently in effect, and will promptly notify Prudential of any such change effected by a third party;

               (9) to its knowledge, no retirement plan for which it provides services, or to which it provided services during the past three (3) years from the date of this Agreement, other than the plans generally described by BISYS in a notice to Prudential given prior to August 31, 1998, is or was subject to an Examination;

               (10) as of June 30, 1998, BISYS provided services comparable to the Services to approximately seven thousand (7,000) plans qualified under Section 401(k) of the Code;

               (11) all transition team and account executive members of the
                    Service Team in Schedule D shall be dedicated exclusively to the provision of services under this Agreement, unless otherwise agreed to by Prudential;

               (12) the Services and, to its knowledge, the Software and
                    Hardware will not infringe upon or violate any copyright, patent, trade secret or other property right of any third party;

               (13) the Services performed shall in all respects comply with the standards set forth in Schedule E;

               (14) the Services shall be provided in strict conformance within the time frames and response times for the standards set forth in Schedule E;

               (15) each of BISYS's employees, agents and permitted
                    subcontractors assigned to perform any Services hereunder, including the training and/or maintenance Services, shall have the proper skill, training, and background to perform such Services and that such Services will be performed in a competent and professional manner;

               (16) BISYS has not paid or caused to be paid and shall not pay or cause to be paid, directly or indirectly, any wages, compensation, gifts or gratuities to any employee or agent of Prudential or to any government agent, official, or employee for the purpose of influencing any decisions with respect to the making of this Agreement, or in connection with any Services contemplated hereby;

               (17) BISYS represents and warrants that its processing sites have and shall maintain without cost to Prudential sufficient capacity, including prudent excess capacity, to accommodate no later than the Effective Date the Plans and New Plan Business described in Section 4 of this Agreement; and

               (18) to its knowledge, any software or other materials delivered to Prudential do not contain any virus or any other contaminant, or disabling devices including, but not limited to, codes, commands or instructions that may have the effect or be used to access, alter, delete, impede damage and/or disable the Services, other software, Prudential information or other Prudential property, in a manner other than in accordance with the specifications set forth in Schedule R attached hereto.

          (b) Prudential further represents, warrants and covenants that it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement.

     27.  SECURITY REGULATIONS.

          (a) BISYS and its employees and agents shall implement and maintain security regulations consistent with the highest industry standards as are reasonably necessary for BISYS to perform its obligations under this Agreement.

          (b) BISYS shall exercise due care and diligence in the selection and training of its employees who shall perform Services.

          (a) BISYS shall establish and maintain facilities and written procedures for the safekeeping of policy forms, check forms and facsimile signature imprinting devices, if any, and all other data, documents, reports, records, books, files, and other materials relative to this Agreement. BISYS shall review and update such written procedures at least annually. Prudential shall have the right to review and approve such procedures, such approval not to be unreasonably withheld.

          (d) It is expressly understood and agreed that all data, documents, reports, records, books, files and other materials relative to this Agreement shall be the sole property of Prudential and that such property shall be held by BISYS, during the effective terms of this Agreement, and shall be furnished, without additional charge to Prudential in a form agreed upon by Prudential and BISYS, upon the expiration or termination of this Agreement for any reason whatsoever or at any time at Prudential's request. BISYS further acknowledges and agrees that BISYS shall not possess any interest, title, lien or right to any such Prudential data, documents, reports, records, books, files or other materials relative to this Agreement.

          (e) Prudential shall, from time to time, provide BISYS with current forms of policies, applications, and prospectuses for each Investment Option, as applicable, names and states of license of all insurance and/or broker-dealer agents and representatives authorized to see Prudential's customers' policies.

     28.  SUBCONTRACTING.

          (a) BISYS shall not subcontract any material work or Services under this Agreement without the prior approval of Prudential. If BISYS does subcontract work, the limited right granted hereunder to BISYS to subcontract the tasks specified herein is expressly conditioned upon BISYS's enforcement and protection of the rights of Prudential pursuant to this Agreement. If any agent or subcontractor fails to abide by such agreement, BISYS shall enforce the Agreement to Prudential's reasonable satisfaction.

          (b) BISYS shall remain responsible for the performance of all agents and subcontractors.

          (c) BISYS shall include a provision in all of its agreements with subcontractors stating that such subcontractors shall look to BISYS for payment and shall under no circumstances look to any other party, including Prudential, for payment. BISYS agrees to defend, indemnify and hold Prudential liable for any loss, damages, costs, expenses (including attorneys' fees) incurred due to any claims by or against subcontractor regarding breach of the provisions of the Agreement, including, but not limited to, the provisions regarding subcontractor looking only to BISYS for payment for Services which may be rendered.

     29. EEO REQUIREMENTS. The following clauses shall apply if required by applicable law with respect to the performance of this Agreement and if this Agreement is not otherwise exempt under federal law or applicable regulations:

          (a) BISYS represents that it is an equal opportunity employer, as described in Section 202 of Executive Order 11246, dated September 24, 1976, as amended, and, as such, agrees to comply with the provisions of said Executive Order and its implementing regulations during the performance of this Agreement; and

          (b) BISYS agrees to comply with the affirmative action requirements of Part 60-741.4 Title 41, Code of Federal Regulations, with respect to handicapped workers during the performance of this Agreement; and

          (c) BISYS agrees to comply with the affirmative action requirements of Part 60-240.4, Title 41, Code of Federal Regulations, with respect to Disabled Veterans and Veterans of the Vietnam Era during the performance of this Agreement; and

          (d) BISYS agrees to comply with the provisions of Executive Order 11625 and its implementing regulations with respect to the utilization of minority business enterprises during the performance of this Agreement.

     30.  INDEMNIFICATION.

          (a) BISYS, as indemnitor, agrees to indemnify and hold harmless Prudential and each of its affiliates, subsidiaries, directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended ("Securities Act"), against any losses, claims, damages, liabilities or expenses (including attorneys' fees) to which an indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise directly out of or are based upon (i) BISYS's negligence, reckless disregard or willful misconduct in performing the Services, (ii) any breach by BISYS of any material provision of this Agreement, (iii) any material breach by BISYS of a representation, warranty or covenant made in this Agreement, or
               (iv) any personal injury or property damage resulting from the performance of BISYS's obligations under this Agreement or the fault or negligence of BISYS's directors, officers, employees or agents. BISYS will reimburse the indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim, or action. This indemnity agreement will be in addition to any liability which BISYS may otherwise have.

          (b) Prudential, as indemnitor, agrees to indemnify and hold harmless BISYS and each of its affiliates, subsidiaries, directors, officers, employees, agents and each person, if any, who controls BISYS within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses (including attorneys' fees) to which an indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise directly out of or are based upon (i) any breach by Prudential of any material provision of this Agreement, (ii) negligence, reckless disregard or willful misconduct by Prudential in carrying out its duties and responsibilities under this Agreement, or (iii) any material breach by Prudential of a representation, warranty or covenant made in this Agreement. Prudential will reimburse the indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such material loss, claim or action. This indemnity agreement will be in addition to any liability which Prudential may otherwise have.

          (c) Promptly after receipt by an indemnitee under this Section 30 of notice of the commencement of an action, the indemnitee will, if a claim in respect thereof is to be made against the indemnitor, notify the indemnitor of the commencement of the action in accordance with the provisions of Section 32 of this Agreement within seven (7) days after the summons or other first legal process shall have been served, unless within such seven (7) days the indemnitor shall have been served in the same action, in which case such notification may be given within sixty (60) days provided that the omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee under this Section 30 except to the extent that the indemnitor has been prejudiced in any material respect by such failure. The omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee otherwise than under this Section 30. If any such action is brought against any indemnitee and it notifies the indemnitor of the commencement of the action, the indemnitor will be entitled to assume the defense of the action with counsel reasonably satisfactory to the indemnitee, and the defendant or defendants in such action entitled to indemnification under this Agreement will have the right to participate in the defense or preparation of the defense of any such action. If the indemnitor elects to assume the defense of any such action, and to retain counsel of good standing, the defendant or defendants in such action will bear the fees and expenses of any additional counsel retained by any of them; but if the indemnitor does not assume the defense of any such action, the indemnitor will reimburse the indemnitee(s) named a defendant or defendants in such action for the fees and expenses of one single additional counsel agreed upon by them.
               If the indemnitor assumes the defense of any such action, the indemnitor will not, without the prior written consent of the indemnitee(s), settle or compromise the liability of the indemnitee(s) in such action, or permit a default or consent to the entry of any judgment regarding the action, unless in connection with such settlement, compromise or consent each indemnitee receives from such claimant an unconditional release from all liability in respect of such claim.

          (d) IN NO EVENT SHALL EITHER PARTY UNDER THIS AGREEMENT BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, AND IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR

               DIRECT DAMAGES EXCEED THE GREATER OF ONE MILLION DOLLARS ($1,000,000.00) OR THE FEES RECEIVED BY BISYS PURSUANT TO THIS AGREEMENT DURING THE PRECEDING CALENDAR YEAR. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THE LIMITATIONS ON LIABILITY AND REMEDIES CONTAINED IN THIS SECTION SHALL NOT APPLY TO LIABILITY ARISING OUT OF OR BASED UPON THE PARTY'S GROSS NEGLIGENCE, RECKLESS DISREGARD OR WILLFUL MISCONDUCT.

     31. TERM AND TERMINATION. Subject to Prudential's right to terminate this Agreement in accordance with the provisions of Sections 5, 6, 7(a), 7(b), 8, 9, 16(b) and 17(b) of this Agreement, which shall be without penalty to Prudential or further obligation of Prudential under
          Section 3 of this Agreement, and subject also to Prudential's right to terminate this Agreement in accordance with the provisions of Section 3 of this Agreement:

          (a) The initial term of this Agreement shall be two (2) years from the Effective Date and shall automatically be extended for successive two (2)-year terms unless, at least one hundred and eighty (180) days prior to the end of such initial or subsequent term, BISYS gives Prudential notice that such term shall not be extended.

          (b) If BISYS shall fail to provide the Services in material compliance with its obligations under this Agreement, which with respect to the Services described in Schedule E of this Agreement shall mean compliance with the standards set forth in Schedule E, Prudential may give notice of such failure, and if, within thirty
               (30) days after such notice, BISYS has not cured such failure, Prudential may, without penalty or further obligation under
               Section 3 of this Agreement, cease to provide additional Plans for servicing by BISYS.

          (c) If BISYS shall fail to provide the Services in material compliance with its obligations under this Agreement, which with respect to the Services described in Schedule E of this Agreement shall mean compliance with the standards set forth in Schedule E, Prudential may give notice of such failure, and if, within ninety
               (90) days after such notice, BISYS has not cured such failure, Prudential may, without penalty or further obligation under
               Section 3 of this Agreement, request that BISYS transfer, to Prudential or other service provider specified by Prudential, responsibility for servicing such Plan(s) as Prudential shall designate. Any such transfer of Plan servicing to Prudential or another service provider shall be timely implemented at the highest industry standards, including but not limited to the standards set forth in Schedules E and Q attached hereto, at no charge to Prudential or the affected Employer(s) or Plan(s). BISYS's failure to satisfy the requirements of this Section 31(c) shall be deemed harmful to Prudential's interests and shall result in BISYS's obligation to pay Prudential the amount of One Thousand Dollars ($1,000.00) for each Plan not properly or timely transferred due to BISYS's (or its agents' or subcontractors') actions or inaction. Prudential shall determine whether BISYS has met its transfer obligations under this Section 31(c) by applying the standards set forth in Schedules E and Q.

          (d) Upon one hundred and eighty (180) days prior notice to BISYS and effective on a date after the initial term of this Agreement ("Transfer Date"), Prudential may request that BISYS transfer over the two (2) years following the Transfer Date, to Prudential or other service provider specified by Prudential, responsibility for servicing such Plan(s) as Prudential shall designate; provided, however, that BISYS shall not be obligated to transfer during the initial twelve (12)-month period following the Transfer Date more than one-half (1/2) of the Plans for which BISYS is providing Services on the Transfer Date. Any such transfer of Plan servicing to Prudential or another service provider shall be timely implemented at the highest industry standards as set forth in Schedules E and Q, at no charge to Prudential or the affected Employer(s) or Plan(s). Prudential shall pay to BISYS, within thirty (30) days after the close of each month during which Plans are transferred, an amount equal to Twenty-Five Hundred Dollars ($2,500) times the number of Plans successfully transferred during such month. The foregoing provisions of this Section 31(d) notwithstanding, after the initial term of this Agreement, Prudential may, during any twelve
               (12)-month period, upon ninety (90) days prior notice to BISYS, request that BISYS transfer to Prudential or other service provider specified by Prudential, responsibility for servicing up to five percent (5%) of the then-serviced Plans and, subject to approval by BISYS, up to five percent (5%) of the number of then-serviced Plans in excess of one thousand (1,000), without obligation for payment under this Section 31(d).

          (e) Upon one hundred and eighty (180) days prior notice to Prudential and effective after the initial term of this Agreement, BISYS may terminate its obligation to accept additional Plans.

     32. NOTICE. Each notice required by this Agreement must be in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address (or such other address as each party may give notice to the other):

                    If to Prudential, to: *

                         Gavin J. Cerco, Vice President, Defined
                            Contribution Services
                         Prudential Investments
                         30 Scranton Office Park
                         Scranton, PA  18507

                         * with a copy to:

                         Mindy R. Leeds, Esq., Chief Legal Officer
                         Prudential Investments, Retirement Services
                         100 Mulberry Street, Gateway Center 3,
                            12th Floor
                         Newark, NJ  07102

                    If to BISYS, to: *

                         Al Shemtob, President
                         BISYS Plan Services, L.P.
                         323 Norristown Road
                         Ambler, PA  19002

                         * with a copy to:

                         The BISYS Group, Inc.
                         150 Clove Road
                         Little Falls, NJ  07424
                         Attention:  General Counsel


     33. COMPLETE AGREEMENT. This Agreement contains the full and complete understanding of Prudential and BISYS and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between Prudential and BISYS with respect to the subject matter of this Agreement, whether oral or written, express or implied.

     34. MODIFICATION AND APPROVAL. This Agreement may be modified or amended, the terms of this Agreement may be waived, and any agreement of Prudential and BISYS, or the approval or consent of either of them, required herein may be made, only by writing signed by such party. Any approval or consent required in this Agreement shall not be unreasonably withheld or delayed.

     35. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements fully executed and to be performed therein, without reference to choice of law principles. Any suit, action or proceeding arising out of or relating to this Agreement shall be brought in a New Jersey court, and BISYS hereby consents to the exclusive jurisdiction of the courts of New Jersey.

     36. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement.

     37. ASSIGNMENT. This Agreement cannot be assigned by either party hereto, without the prior written consent of the other parties hereto, except that a party may assign this Agreement to an affiliate having the same ultimate ownership as the assigning party without such consent.

     38. SURVIVAL. The provisions of Sections 11, 14, 15, 23, 24, and 30 will survive termination of this Agreement.

     39. NON-EXCLUSIVITY. Each of the parties acknowledges and agrees that this Agreement and the arrangement it describes herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities, subject to the other provisions of this Agreement.



     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the day and year written above.

                                             THE PRUDENTIAL INSURANCE COMPANY OF
                                             AMERICA


                                             By:
                                                  ------------------------------
                                                  Mark R. Fetting
                                             Its: Senior Vice President


                                             BISYS PLAN SERVICES, L.P.

                                             By:
                                                  ------------------------------
                                                  Al Shemtob
                                             Its: President

                                    SCHEDULE A TO

                   RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT





Schedule A-1 attached hereto is the form of Prudential's Administrative Services Agreement for new, full-service Plans. Schedule A-2 attached hereto is the form of Prudential's Administrative Services Agreement for TPA Alliance Programs.

                                  SCHEDULE A-1 TO
                   RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                      PRUDENTIAL INSURANCE COMPANY OF AMERICA
                         ADMINISTRATIVE SERVICES AGREEMENT


This AGREEMENT is made and entered into by and between _______________ ("Employer") on behalf of the __________________ (the "Plan"), and The Prudential Insurance Company of America ("Prudential"), a New Jersey mutual life insurance company on this _______ day of _______, 199__ .

The Employer represents and Prudential acknowledges that:

     - The Plan is or will be in existence at the time funds are deposited with Prudential;

     - The Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and a related Trust (the "Trust") exists which is intended to be qualified under Section 501(a) of the Code, and

     - The Employer, as Plan Administrator, desires Prudential to perform certain administrative services for the Plan and to provide certain assistance to the Employer as more fully described in this Agreement, and Prudential is willing to perform those services .

In consideration of the premises and mutual covenants contained in this Agreement, the Employer and Prudential agree as follows:

1.   SERVICES.

     a. SERVICES TO BE RENDERED BY PRUDENTIAL. Prudential will perform the following services:

          i. PLAN RECORDKEEPING. Prudential will provide to the Plan the record- keeping services included in Exhibit A to this Agreement.

          ii. PLAN DOCUMENTATION AND DISCLOSURE SERVICES. Prudential will provide Plan services support to the Plan as described in Exhibit B to this Agreement.

          iii. PLAN TESTING. Prudential will provide Plan testing as included in Exhibit C to this Agreement.

          iv. ADDITIONAL SERVICES. In addition to the foregoing services, Prudential may provide such other services, and be paid such amounts therefor, as may from time to time be agreed upon in writing by the parties.

     b.   NATURE OF SERVICES.

          i. RECORDKEEPING ONLY. The Employer understands and agrees that Prudential's sole function under this Agreement is to act as recordkeeper and to provide other services at the direction of the Employer or its agents or designee in accordance with the terms of this Agreement. Under the terms of this Agreement, Prudential does not render investment advice, is not the Plan Administrator, trustee or a Plan fiduciary, as that term is defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and does not provide legal, tax or accounting advice with respect to the creation, adoption or operation of the Plan and the Trust.

          ii. DISCONTINUANCE OF SERVICES INCONSISTENT WITH ROLE. If, based on changes in the applicable regulatory structure or the interpretation of the regulatory structure, there is a reasonable likelihood that any service being, or to be, provided under this Agreement by Prudential could constitute a discretionary function and thereby subject Prudential to classification as a "fiduciary" under ERISA with respect to the Plan, and such service could not be restructured in a manner that would not subject Prudential to classification as a "fiduciary" under ERISA, then Prudential, upon reasonable notice to the Employer may decline to thereafter provide that service. The failure to provide any such service shall not constitute a breach of Prudential's obligations under this Agreement.

     c. RELIANCE UPON PLAN DATA. All services provided by Prudential hereunder shall be based on information supplied by the Employer or any other designee or agent of the Employer (as designated by the Employer). The Employer acknowledges that the timely provisions of accurate, consistent and complete data in the format specified by Prudential is essential to its delivery of services, and the Employer is responsible for ensuring such timely and accurate data is delivered to Prudential in Prudential's approved format. For these purposes, "Plan Data" means all data and records supplied to Prudential, obtained by Prudential or produced by Prudential (based on data or records supplied to, or obtained by, Prudential) in connection with performing the services pursuant to this Agreement. Plan Data includes current participant names, addresses and status.

     d. RELIANCE UPON NAMED ADMINISTRATORS AND TRUSTEES. Employer will provide names and other information for persons authorized to take actions for or provide information on behalf of the Plan and Trust. Until notified of a change, Prudential may reasonably rely upon this information and may act upon instructions received from and/or on information provided by these named persons. Prudential has the right to assume that those persons continue to be authorized unless notified otherwise.

2. COMPENSATION. In consideration for its services provided hereunder, the Employer shall pay Prudential in accordance with the Fee Schedule provided at Exhibit D. Prudential may amend the schedule for services not yet rendered upon giving notice in writing under the same conditions specified in Section 7.b. The Employer shall pay all fees within thirty (30) days of the Prudential invoice date. Any fees not paid when due may be deducted by Prudential from the trust fund, without prior notice to the Employer. The Employer shall pay any and all costs that may be incurred by Prudential in charging the trust fund for these fees. The Employer also agrees that it shall empower the Trustee to pay compensation to Prudential for services provided hereunder.

3.   INVESTMENTS; GOOD ORDER.

     a. INVESTMENTS--GENERALLY. Prudential will invest all assets of the Trust only as directed in writing or via any authorized phone or Internet transaction, if applicable:

          i. By Participants - to the extent the Plan Adoption Agreement provides for investment direction by Participants.

          ii. By the Employer - to the extent the Plan Adoption Agreement provides for investment direction by the Employer.

     b.   UNCLEAR INVESTMENT INSTRUCTIONS; GOOD ORDER.

          i. UNCLEAR INVESTMENT INSTRUCTIONS. Prudential will forward contributions for investment into a short-term interest-bearing investment contribution account if Prudential determines that no proper investment directions are in effect. Once proper instructions are received, Prudential will forward the new instructions so that contributions can be re-invested and related earnings can be allocated accordingly.

          ii.   GOOD ORDER.

                a) CONTRIBUTIONS. Prudential will use its best efforts to process all contributions received in good order on the day good order is achieved, PROVIDED, HOWEVER, that Prudential reserves the right to process all contributions received in good order at Prudential within seventy-two (72) hours of receipt. Contributions are in "good order" when the contribution roster remitted by the Employer agrees with the contribution funding, and when the social security number and money type correspond to social security numbers and money types of participants previously enrolled on Prudential's recordkeeping system.

                    In the event contribution data is NOT IN GOOD ORDER, Prudential shall attempt to obtain clarification from the Employer as to the proper contribution amount and/or funding allocations. The Employer acknowledges and directs that contributions will be deposited in an interest or non-interest bearing account (at Prudential's discretion) until such time as the roster, contribution amount, and funding allocation are reconciled. In the event Prudential is unable, in its sole judgment, to obtain such clarification within thirty (30) days of receipt of contribution amounts, then Prudential shall return all such contribution amounts to the Employer's Temporary Trustee. The Employer hereby agrees that the Employer or other Employer designated person(s) authorized to take actions for the Plan and the Trust will constitute the Temporary Trustee, serving under the terms of the Trust indenture then in effect, for the limited purposes of receiving contributions returned as not in good order and holding them as Plan trustee pending further instructions from the Employer. Employer understands and agrees that it shall not have any claim against Prudential or any affiliate of Prudential in the event that Prudential returns contribution amounts pursuant to the provision of this paragraph. Employer further understands and agrees that the Plan and the Employer will bear the investment risk during this period.

                b) DISTRIBUTIONS. Prudential will process all distribution requests received in good order at Prudential within three
                    (3) business days of receipt of said distribution request by Prudential. Distribution checks will be issued within seven
                    (7) days of receipt of good order. Distributions are in "good order" when the distribution request contains all pertinent information (including type and form of distribution, any critical dates needed to process the distribution and, if applicable, all necessary rollover instructions) and appropriate signatures (including spousal consent to the extent deemed necessary by the Employer).

     c.   Employer acknowledges that it:

          i. Received a prospectus of each of the Prudential Mutual Funds and any other mutual funds offered by Prudential in which Plan participants may invest.

          ii. Reviewed such prospectus(es) and is familiar with the fees and expenses described therein, and that such fees and expenses are reasonable.

          iii. Understands that any Contingent Deferred Sales Charge that may be due as a result of a sale by the Trust of shares of Prudential mutual funds and other investment products offered by Prudential or its affiliates concurrent with or following the termination of this Agreement, shall not be waived.

     d. FEES TO PRUDENTIAL AFFILIATES. Employer acknowledges that Prudential may be deemed to benefit from:

          i. Advisory and other fees paid to its affiliates for managing, selling, or settling of the Prudential mutual funds and other investment products offered by Prudential or its affiliates selected as investment options available under that Plan; and

          ii. Contingent Deferred Sales Charges imposed in certain instances on shares of funds, as described in the applicable fund prospectuses.

          Employer also acknowledges that Prudential benefits directly from:


          iii. Transfer agent fees paid to it by the Prudential mutual funds and other investment products offered by Prudential or its affiliates; and

          iv. Fees paid to Prudential in connection with the Guaranteed Interest Account.

     e. INVESTMENT OF FORFEITURE ACCOUNT. Employer agrees that all amounts maintained as forfeitures will be moved into a fund or account that Employer and Prudential agree in writing is appropriate to hold forfeitures pending their reallocation under the terms of the Plan.

4. USE OF AGENTS OR SUBCONTRACTORS. Prudential may perform any of the services described in this Agreement through agents and subcontractors selected by Prudential. Prudential specifically selected BISYS Plan Services, L.P. to provide certain recordkeeping and administrative services under this agreement to the Plan. Prudential shall adequately supervise any such agent or subcontractor and the retention of agents or subcontractors shall not relieve Prudential of its duties hereunder.

5.   PRUDENTIAL NOT LEGAL COUNSEL.   Employer understands and agrees that it
     shall review with its legal and/or tax counsel all documents provided to it by Prudential and that Employer should consult such counsel on any questions concerning Employer's responsibilities under this Agreement, the Plan's documents, and the legal sufficiency of any documents so provided. Employer understands that neither Prudential nor any of its affiliates are permitted to provide Employer with legal or tax advice or otherwise engage in the practice of law. Employer acknowledges that it will not rely on any information provided as if it were legal or tax advice.

6.   INDEMNIFICATION.

     a. INDEMNIFICATION OF PRUDENTIAL. The Employer shall hold harmless and indemnify Prudential and its employees, agents, and subcontractors ("Indemnitees") from and against any loss, damage, liability, claims, costs and expenses, including reasonable attorneys' fees ("Liabilities"), to which the Indemnitees may become subject, which result from:

          i. Any misrepresentation or nonfulfillment of any terms of this Agreement by the Plan, the Employer, the Plan Administrator or other Plan fiduciary (including, but not limited to, Liabilities resulting from the provision of inaccurate, untimely, or incomplete information to Prudential or the failure to provide Prudential with clear instructions as to matters relating to contributions, investment selections, or distributions).

          ii. Any failure by the Plan, the Employer, the Plan Administrator or other Plan fiduciary to comply with the terms of the Plan,

          iii. A violation by the Plan, the Employer, the Plan Administrator or other Plan fiduciary of the requirements of applicable Federal and/or state laws,

          iv. The making by Prudential of any benefit payment based upon instructions that Prudential reasonably believes to be authorized, and

          v. Any action, conduct or activity, including the failure to take action or to perform any activity taken by Prudential at the direction of the Employer, Plan Administrator or Trustee, provided that Prudential reasonably believes the direction to be valid and is not negligent in the execution of such directions.

     b. INDEMNIFICATION OF EMPLOYER. Prudential shall hold harmless and indemnify the Employer from and against any loss, damage, liability, claims, costs and expenses, including reasonable attorneys' fees, to which the Employer may become subject, which result from:

          i. Any misrepresentation or nonfulfillment of any terms of this Agreement by Prudential, and

          ii. Prudential's violation of the requirements of applicable Federal and/or state laws, except when resulting from the failure to take action or any action taken at the direction of the Employer, the Employer's agent or designee, or Trustee, provided that Prudential reasonably believes the direction to be valid and is not negligent in the execution of such directions.

7.   DURATION; TERMINATION; SUCCESSOR RECORDKEEPER.

     a.   DURATION. This Agreement will continue in effect until terminated.

     b. TERMINATION. Each party may terminate this Agreement upon sixty (60) days prior written notice to the other. Such notice shall be deemed to have been given three (3) days after mailing in the U.S. mail or immediately upon receipt if delivered to the address set forth below. The notice period may be waived by the party entitled to the notice.

     c. SUCCESSOR RECORDKEEPER. Upon termination, the parties agree that Prudential shall have no further duty or responsibility to the Plan under this Agreement. However, Prudential will use reasonable efforts to transfer all relevant non-Prudential proprietary information concerning the Plan, in Prudential's standard format, to the Employer or to a successor recordkeeper. Any unforeseeable costs or expenses incurred by Prudential in effecting this transfer shall be paid by the Employer unless waived in writing by Prudential. Employer agrees that Prudential may charge reasonable fees for the provision of requested records or reports that Prudential previously provided.

     d. SURVIVAL OF INDEMNIFICATION AND INVESTMENTS. The Employer acknowledges and agrees that the indemnification provisions of paragraph 6 shall survive the termination of this Agreement. The Employer understands and acknowledges that the termination of this Agreement shall not require the sale by the Trust of shares of Prudential mutual funds held by the Trust (unless specifically requested by Prudential in writing).

8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed or telexed or, if sent by facsimile transmission, upon the recipient's oral verification by telephone of receipt or, if mailed, three (3) days after the date of deposit in the U.S. mail, as follows:

     If to BISYS on behalf of  Prudential:   (By other than U.S. mail)
     (By U.S. mail)


     The Prudential Insurance Company of     The Prudential Insurance Company of
     America                                 America
     c/o BISYS Plan Services, L.P.           c/o BISYS Plan Services, L.P.
     323 Norristown Road
     Ambler, PA  19002

     If to the Employer:

     ---------------------------------------


     ---------------------------------------


     ---------------------------------------


     ---------------------------------------

9. ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Exhibits hereto, contains the entire Agreement among the parties hereto with respect to the subject matter hereof, and there are no other Agreements written or oral, relating to the subject matter hereof other than those explicitly set forth herein or attached hereto. This Agreement may be amended at any time, but only when agreed to in writing by the parties.

10. CONSTRUCTION. This Agreement is the result of negotiation by both parties, and, therefore, no claim shall be made to construe any portion of the Agreement against either party on the basis of such party's participation in the negotiating thereof.

11. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other parties hereto.

12. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

13. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

14. SEVERABILITY. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New Jersey applicable to agreements made and to be performed entirely within such State.

15. THIRD PARTY BENEFICIARIES. The provisions of this Agreement are solely for the benefit of the parties hereto and their Affiliates and are not intended to confer upon any person except the parties hereto any rights or remedies herein.

17.  UNFORESEEN CIRCUMSTANCES.   Prudential shall not be liable for any default
     or delay in the performance of its services under this Agreement if and to the extent such default or delay is primarily caused, directly or indirectly, by

     a.   fire, flood, elements of nature or other acts of God;

     b. any outbreak or escalation of hostilities, war, riots or civil disorders in any country;

     c.   any act or omission of the other party or any governmental authority;
          or

     d. nonperformance of a third party or any similar cause beyond the reasonable control of Prudential, including without limitation, failures or fluctuations in telecommunications or other equipment.

     In any such event, Prudential shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and Prudential continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

18.  WRITING AND SIGNATURE.  Unless otherwise explicitly required by law,

     a. Any requirement for a writing under this Agreement may be rendered in any form that can reliably reproduce an accurate physical record of the communication and authenticate the source, including but not limited to facsimile transmission, electronic mail, indexed telephone recording, or Internet transmission.

     b. Any requirement of a signature under this Agreement may be rendered in any form clearly indicated by the signatory to be a signature or which complies with instructions directly given to the signatory as to the proper form of indicating a signature in an electronic or voice response environment. Appropriate forms include, but are not limited to, personal identification numbers rendered over the Internet, facsimile transmissions, and unique telephone keypad combinations pressed during recorded calls.

     Notwithstanding a. or b., above, the recipient of any writing or signature under this Agreement may require the confirmation of any writing or signature in physical form (such as hand or typewritten or the equivalent) with a manual signature.

IN WITNESS THEREOF, the Employer has caused this Agreement to be executed by its duly authorized representative.

     Date Signed:
                                   ----------------------------------

     Date Agreement Effective:
                                   ----------------------------------

     First period or year for
     which records are to be
     compiled and reports to be
     generated (start/end):        ----------------------------------


Employer Authorized By:                 Prudential Authorized By:


-----------------------------------     -----------------------------------
Name                                    Name


-----------------------------------     -----------------------------------
Authorized Signature                    Authorized Signature


-----------------------------------     -----------------------------------
Title                                   Title



This Agreement is not effective until properly countersigned by an authorized representative of Prudential.

                                                                       EXHIBIT A

                     Administration and Recordkeeping Services

Prudential will provide the following administrative services under this
Agreement:

1.   TRANSITION SERVICES:

     a. TRANSFER OF EXISTING RECORDS - Prudential will use the data supplied by the Employer and its current recordkeeper to transfer all existing participant records from the current recordkeeping system to the Prudential system, if applicable. Prudential will rely on the data received and will not be responsible for omissions or incorrect data supplied by the Employer or the current recordkeeper. Prudential will establish recordkeeping accounts in the investments selected by the Employer. If the data is not in an electronic format acceptable to Prudential, additional fees may apply, as more fully described in Exhibit D.

     b. REVIEW PROTOTYPE AND PRIOR DOCUMENT - Prudential will prepare for Employer review and execution the prototype documents. If applicable, any prior plan documents shall be reviewed for consistency with the administrative requirements of Prudential's systems and will provide a suggestion of benefits, rights, or features that may require preservation.

     c. ENROLLMENT AND COMMUNICATIONS - Prudential will provide a welcome package and its standard enrollment kit with standard forms and notices necessary to implement the Plan's administration. Prudential will process all enrollment agreements received and report to the Employer when contributions may commence.

     d. IRS DETERMINATION LETTER - If the Plan uses an Adoption Agreement not covered by Prudential's opinion letter (such as a Non-Standardized Adoption Agreement or certain Standard Adoption Agreements), Prudential urges the Employer to submit the Plan to the IRS for a determination that the Plan is qualified in form. Prudential will provide basic plan information, such as participant counts, to support a determination letter request at no additional charge. Prudential does not represent clients before the IRS but will prepare Form 5307 subject to the payment of fees as indicated in Exhibit D.

2.   PLAN RECORDKEEPING:

     a. PARTICIPANT ACCOUNTS: Prudential will establish a participant account for each Plan participant for whom it receives records. Prudential is not responsible for determining if such Plan participants are eligible under the terms of the Plan.

     b. PARTICIPANT FILES: Prudential maintains files for all participants for whom participant accounts have been established. These files include enrollment forms,

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401(k) Administrative Services Agreement                                    A-12
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____
          beneficiary designation forms (to the extent provided to Prudential) and all other written correspondence and documents concerning each participant's account.

     c. CONTRIBUTION PROCESSING: Prudential processes the investment of Plan contributions when the information is supplied in good order. Prudential deposits those contributions into the investments provided for under the Pan, in accordance with the allocation instructions received from the Employer or Plan participants (if the Plan provides that participants may direct the investment of contributions made on their behalf). Prudential will supply automated contribution software free of charge to Employers who request it. This software should enable contributions to be processed more efficiently and will help the Employer avoid Data Submission charges described in Exhibit D.

     d. TRANSFERS BETWEEN INVESTMENT OPTIONS: In accordance with the requests of Plan participants or other authorized representative of the Employer, Prudential processes transfers of amounts held in participant accounts among the investment options provided for under the Plan.

     e. DISTRIBUTION PROCESSING: Prudential will process requests for payment to participants, beneficiaries and alternate payees as permitted by the Adoption Agreement and upon being notified by the Employer that the payee has met the necessary standards for withdrawals. Prudential will provide the Employer (or other individual at the direction of the Employer) with the funds and the prescribed IRS tax notice to payees. Prudential will provide the appropriate Form 1099R following the end of the year in which the distribution occurred.

     f. LOAN PROCESSING: To the extent loans are permitted under the Plan, Prudential will provide a package of standard loan documentation such as loan policies and notes (for review by Employer's legal counsel) and will:

          i.    Disburse loan proceeds upon the Employer's approval; and

          ii. Provide for systematic crediting of loan repayments and re-investment in appropriate funds. Loan repayments will be made via payroll deduction.

     g. ALLOCATE EARNINGS/LOSSES - Prudential will adjust participant accounts daily for investment performance for those investment options that price daily; for all other investments, participant accounts will be periodically adjusted, depending on the investment.

     h. QUALIFIED DOMESTIC RELATIONS ORDERS - Upon certification by the Employer that a domestic relations order is a Qualified Domestic Relations Order, Prudential will establish a separate participant record for the alternate payee.

--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-13
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

3.   REPORTS:

     a. PERIODIC REPORTS - Prudential will provide Plan-level reports utilizing the information maintained on its recordkeeping system. Reports will summarize all transactions that occurred for each participant within the specified time period. Plan level reports are normally generated on a quarterly basis.

     b. FINANCIAL STATEMENTS - Prudential will provide Plan level information on each available investment option for the purpose of trust reporting.

     c. 5500 REPORTING - Prudential will supply key information from its recordkeeping system necessary for the Employer to complete Form 5500, to be filed annually. This report will not include information or values from non-Prudential sources. If the Employer requests, Prudential, with the assistance of the Employer or other service providers, will complete a signature ready Form 5500 for an additional fee, as described in Exhibit D.

4. ACCOUNT EXECUTIVES: A Prudential Account Executive will be available at a toll free number from 8:30 a.m. to 6:00 p.m., Eastern time, Monday through Friday, to assist the Employer.

5.   PARTICIPANT SERVICES:

     a. PARTICIPANT SERVICE REPRESENTATIVES - Participant service representatives will be available at a toll free telephone number from 8:30 a.m. to 6:00 p.m., Eastern time, Monday through Friday, to assist participants.

     b. VOICE RESPONSE AND INTERNET SERVICES - By calling a toll-free number or, if applicable, logging onto the Prudential Web site, participants can access certain account information at any time. The Employer must contact its Prudential representative to initiate these services. At such time as these services are available, participants will be able to direct investment changes, loans distributions and other services calling the toll-free number, or, if applicable, by logging onto the Prudential Web site.

     c. PARTICIPANT STATEMENT OF ACCOUNT - Participants will receive standard quarterly statements. Statements can include inserts and/or customized messages provided by Prudential or the Employer. Statements will be mailed directly to the participants' homes, unless the Employer requests that they be bulk-mailed to the Employer for distribution. At such time as Internet service is available, participants will be able to access their account information by logging onto the Prudential Web site.



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401(k) Administrative Services Agreement                                    A-14
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                                                       EXHIBIT B


                               Plan Document Services



Prudential will provide the following documentation services:

1.   MAINTENANCE OF PROTOTYPE

     a. Prudential will automatically update the base Prudential sponsored Prototype Plan Document, adopted by the Employer, as required by changes in the law and regulations that do not require changes to the Adoption Agreement. Prudential will provide the updated Prototype Plan Document to the Employer within a reasonable period of time after any update.

     b. Prudential will inform the Employer of changes to the Adoption Agreement required by law or regulatory changes and will provide the Employer with a revised copy of the Adoption Agreement for completion and execution, or, if applicable, with a model amendment.

     c. Prudential will process new Adoption Agreements to implement changes to the Plan desired by the Employer and return the Adoption Agreement to the Employer for review and execution. Preparation of the Adoption Agreement or systems changes to implement them will be billed at Prudential's Optional Service rates listed in Exhibit D.

2. REVISION OF SUMMARY PLAN DESCRIPTION (SPD)/SUMMARY OF MATERIAL MODIFICATIONS (SMM) FOR CHANGES IN PROTOTYPE

     a. Prudential will provide the Employer with a revised SPD or SMM to reflect changes made due to base Plan Document or Adoption Agreement changes required by law or regulatory changes.

     b. Prudential will provide the Employer with a revised SPD or SMM to reflect any Employer initiated amendments at Prudential's service rates listed in Exhibit D.




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401(k) Administrative Services Agreement                                    A-15
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                                                       EXHIBIT C


                    Nondiscrimination and Qualification Testing


Any test or check of operational compliance will be performed by Prudential as soon as reasonably possible following receipt of all necessary information. Should Prudential act as soon as reasonably possible and a test or check is not timely, the Employer will be responsible for all resulting taxes or consequences.

1. Prudential will perform tests or monitor compliance with qualified plan requirements as follows:

     a. EXCESS DEFERRALS: Prudential will monitor each participant's contributions to the Plan against the maximum deferral limit [Section 402(g)] and periodically report to the Employer. It is the Employer's responsibility to act upon the information provided.

     b.   ACTUAL DEFERRAL PERCENTAGE (ADP) AND ACTUAL CONTRIBUTION PERCENTAGE
          (ACP) TESTS: Prudential will conduct ADP, and, as appropriate, ACP tests using Employer-provided information as follows:

          i.   [ONE MID-YEAR INTERIM TEST;

          ii.  ONE YEAR-END TEST;]

          The Employer is responsible for determining which of its employees are Highly Compensated Employees (HCE) and understands that no test will be run until all necessary information is provided in good order by the Employer. Additional tests or determinations may be undertaken (for an additional charge) as follows:

          iii. Additional ADP/ACP tests; and

          iv. HCE Determination, using Employer-provided data and information on all members of a controlled group, or affiliated service group, if applicable.

     c. ELIGIBILITY, PARTICIPATION AND ENTRY - Determining which employees are eligible and when they should enter the Plan and participate.

2. Prudential will not undertake the following testing or demonstrations required for qualified plans.

     a.   ANNUAL ADDITIONS LIMITS [Section 415];



--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-16
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

     b. GENERAL NON-DISCRIMINATION TESTS [Section 401(a)(4)] (including Comparability and Cross Testing);

     c.   COVERAGE AND MINIMUM PARTICIPATION [Section 410(b)];

          i.   Ratio Percentage Test

          ii.  Reasonable Classification/Average Benefits Test

     d.   TOP HEAVY TESTING [Section 416]; AND

     e.   DEFINITION OF COMPENSATION [Section 414(s)].

3. Prudential does not monitor all operational and compliance requirements, including but not limited to those listed below. These are solely the responsibility of the Employer.

     a. CONTROLLED GROUP - Determining which Employers or employees are in a controlled group of entities within the meaning of Code Sections 414(b) and (c) or part of an affiliated service group within the meaning of Code Section 414(m).

     b. SEPARATE LINES OF BUSINESS - Determining if Plan or Plans of the Employer control group may be tested as Separate Lines of Business as defined in Section 414(r).

     c. EMPLOYEE STATUS CHANGES - Including separation from service, change of work classification, or change in marital status.



--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-17
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                                                       EXHIBIT D


                            Administrative Fee Schedule

IN CONSIDERATION FOR THE SERVICES PROVIDED UNDER THIS AGREEMENT, THE EMPLOYER AGREES TO PAY THE FOLLOWING FEES:

-    Annual fee per Plan:  $2,000

-    Annual fee per Participant:  $14 or $28, as determined by Prudential
- Installation charge for all startup Plans: $1,500 per Plan, one-time, nonrefundable upon submission of executed Administrative Services Agreement
- Conversion charge: $2,500 per Plan, one-time - $1,500 nonrefundable upon submission of executed Administrative Services Agreement and $1,000 upon completion of conversion
- Trust service: $500 per Plan per year (Trust services are offered through Prudential Bank & Trust Company or Prudential Trust Company.)
- Signature-ready 5500: $600 per Plan per year (Information required to complete the 5500 is included in the basic fee for full-service Plans.)
-    Testing:  Additional fee for top-heavy tests:  $350 per test
-    Check fee:  $15 per check charged to Participant
-    Manual contribution data processing:  $15 per Participant per year
- Loans: $75 origination fee; $60 maintenance fee per Participant with outstanding loan balance per year
-    Special services:  See attached Special Services Fee Schedule
-    Termination/cash-out charge:  $1,000, one-time

THE FOLLOWING SERVICES WILL NOT BE SUBJECT TO A SEPARATE FEE OR CHARGE:

- Standard or nonstandard prototype Plan document (nonstandardized filing fee $500 plus $125 IRS user fee)

- Testing: Semi-annual testing for full-service Plans include: ADP/ACP, 402(g), 415. Assumes required data is provided in the specified electronic format.
-    Quarterly Participant statements



--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-18
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                                                       EXHIBIT D


                           Special Services Fee Schedule


Depending upon its needs, the Employer may request additional services beyond those required for normal recordkeeping and reporting (as set forth in the Administrative Services Agreement). Additional services will be billed on a flat dollar basis. Examples of additional services are:

-    Interim or off-quarter account balances -- $250

- Plan refunds required due to failing either the ADP or ACP test -- $100 per refund
-    Plan refunds required under IRS rules -- $100 per refund
- Plan valuation due to improper financial data or employee census information supplied by the Employer or its agent -- $500
- Reprocessing of monthly contribution information due to the receipt of erroneous data -- $500
- Reprocessing of distributions, transfers, or forfeitures due to the receipt of erroneous data -- $100 per transaction
-    Multiple payroll location hard copy -- $250 annually
-    Calculate matching, profit sharing, QNEC, QMAC -- $500
- Retroactive recordkeeping 200% of standard fees for the period specified as retroactive activity
- The standard service is to mail Participant statements to the Employer. If the Employer requires statements mailed directly to Participants, this will be billed at $.60 per quarter per Participant ($2.40 per Participant per year) to cover postage and mailing expense. This cost may change from time to time based upon current postage and handling rates.
-    Plan year-end summary -- $300
-    Frozen assets incur a 50% increase in standard recordkeeping fees.




--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-19
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                  SCHEDULE A-2 TO

                   RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                      PRUDENTIAL INSURANCE COMPANY OF AMERICA
                       ADMINISTRATIVE SERVICES AGREEMENT FOR
                               TPA ALLIANCE PROGRAMS


This AGREEMENT is made and entered into by and among _______________ ("Employer") and ______________ (the "Third Party Administrator" or "TPA") on behalf of the __________________ (the "Plan"), and The Prudential Insurance Company of America ("Prudential"), a New Jersey mutual life insurance company on this _______ day of _______, 199__ .

The Employer represents and Prudential acknowledges that:

     - The Plan is or will be in existence at the time funds are deposited with Prudential;

     - The Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and a related Trust (the "Trust") exists which is intended to be qualified under Section 501(a) of the Code, and

     - The Employer, as Plan Administrator, desires Prudential to perform certain administrative and investment services for the Plan and to provide certain assistance to the Employer as more fully described in this Agreement, and Prudential is willing to perform those services .

In consideration of the premises and mutual covenants contained in this Agreement, the Employer and Prudential agree as follows:

1.   SERVICES.

     a. SERVICES TO BE RENDERED BY PRUDENTIAL. Prudential will perform the following services:

          i. PLAN RECORDKEEPING. Prudential will provide to the Plan the limited record-keeping services included in Exhibit A to this Agreement.

          ii. ADDITIONAL SERVICES. In addition to the foregoing services, Prudential may provide such other services, and be paid such amounts therefor, as may from time to time be agreed upon in writing by the parties.

     b.   NATURE OF SERVICES.

          i. INVESTMENT AND ACCOUNTING SERVICES ONLY. The Employer understands and agrees that Prudential's sole function under this Agreement is to act as limited recordkeeper of investment accounts for investments that are within Prudential's control and to provide other services at the direction of the Employer or its agents or designee in accordance with the terms of this

               Agreement. Under the terms of this Agreement, Prudential does not render investment advice, is not the Plan Administrator, trustee or a Plan fiduciary, as that term is defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and does not provide legal, tax or accounting advice with respect to the creation, adoption or operation of the Plan and the Trust. (Any services to be provided by a Prudential affiliate as a directed Trustee or investment manager are the subject of a separate agreement.)

          ii. DISCONTINUANCE OF SERVICES INCONSISTENT WITH ROLE. If, based on changes in the applicable regulatory structure or the interpretation of the regulatory structure, there is a reasonable likelihood that any service being, or to be, provided under this Agreement by Prudential could constitute a discretionary function and thereby subject Prudential to classification as a "fiduciary" under ERISA with respect to the Plan, and such service could not be restructured in a manner that would not subject Prudential to classification as a "fiduciary" under ERISA, then Prudential, upon reasonable notice to the Employer may decline to thereafter provide that service. The failure to provide any such service shall not constitute a breach of Prudential's obligations under this Agreement.

     c. RELIANCE UPON PLAN DATA. All services provided by Prudential hereunder shall be based on information supplied by the Employer, its designated TPA, or any other designee or agent of the Employer (as designated by the Employer). The Employer acknowledges that the timely provisions of accurate, consistent and complete data in the format specified by Prudential is essential to its delivery of services, and the Employer or its TPA is responsible for ensuring such timely and accurate data is delivered to Prudential in Prudential's approved format. For these purposes, "Plan Data" means all data and records supplied to Prudential, obtained by Prudential or produced by Prudential (based on data or records supplied to, or obtained by, Prudential) in connection with performing the services pursuant to this Agreement. Plan Data includes current participant names, addresses and status.

     d. RELIANCE UPON NAMED ADMINISTRATORS AND TRUSTEES. Employer will provide names and other information for persons authorized to take actions for or provide information on behalf of the Plan and Trust. Until notified of a change, Prudential may reasonably rely upon this information and may act upon instructions received from and/or on information provided by these named persons. Prudential has the right to assume that those persons continue to be authorized unless notified otherwise.

2. COMPENSATION. In consideration for its services provided hereunder, the Employer shall pay Prudential in accordance with the Fee Schedule provided at Exhibit C. Prudential may amend the schedule for services not yet rendered upon giving notice in writing under the same conditions specified in Section 7.b. The Employer shall pay all fees within thirty (30) days of the Prudential invoice date. Any fees not paid when due may be deducted by Prudential from the trust fund, without prior notice to the Employer. The Employer shall pay any and all costs that may be incurred by Prudential in charging the trust fund for these fees. The Employer also agrees that it shall empower the Trustee and Third Party Administrator to pay compensation to Prudential for services provided hereunder.

3.   INVESTMENTS; GOOD ORDER.

     a. INVESTMENTS--GENERALLY. Prudential will invest all assets of the Trust only as directed in writing or via any authorized phone or Internet transaction, if applicable:

          i. By Participants - to the extent the Plan Adoption Agreement provides for investment direction by Participants.

          ii. By the Employer - to the extent the Plan Adoption Agreement provides for investment direction by the Employer.

     b.   UNCLEAR INVESTMENT INSTRUCTIONS; GOOD ORDER.

          i. UNCLEAR INVESTMENT INSTRUCTIONS. Prudential will forward contributions for investment into a short-term interest-bearing investment contribution account if Prudential determines that no proper investment directions are in effect. Once proper instructions are received, Prudential will forward the new instructions so that contributions can be re-invested and related earnings can be allocated accordingly.

          ii.  GOOD ORDER.

               a) CONTRIBUTIONS. Prudential will use its best efforts to process all contributions received in good order on the day good order is achieved, PROVIDED, HOWEVER, that Prudential reserves the right to process all contributions received in good order at Prudential within seventy-two (72) hours of receipt. Contributions are in "good order" when the contribution roster remitted by the Employer agrees with the contribution funding, and when the social security number and money type correspond to social security numbers and money types of participants previously enrolled on Prudential's recordkeeping system.

                    In the event contribution data is NOT IN GOOD ORDER, Prudential shall attempt to obtain clarification from the Employer as to the proper contribution amount and/or funding allocations. The Employer acknowledges and directs that contributions will be deposited in an interest or non-interest bearing account (at Prudential's discretion) until such time as the roster, contribution amount, and funding allocation are reconciled. In the event Prudential is unable, in its sole judgment, to obtain such clarification within thirty (30) days of receipt of contribution amounts, then Prudential shall return all such contribution amounts to the Employer's Temporary Trustee. The Employer hereby agrees that the Employer or other Employer designated person(s) authorized to take actions for the Plan and the Trust will constitute the Temporary Trustee, serving under the terms of the Trust indenture then in effect, for the limited purposes of receiving contributions returned as not in good order and holding them as Plan trustee pending further instructions from the Employer. Employer understands and agrees that it shall not have any claim against Prudential or any affiliate of Prudential in the event that Prudential returns contribution amounts pursuant to the provision of this paragraph. Employer further understands and agrees that the Plan and the Employer will bear the investment risk during this period.

               b) DISTRIBUTIONS. Prudential will process all distribution requests received in good order at Prudential within three
                    (3) business days of receipt of said distribution request by Prudential. Distribution checks will be issued within seven
                    (7) days of receipt of good order. Distributions are in "good order" when the distribution request contains all pertinent information (including type and form of distribution, any critical dates needed to process the distribution and, if applicable, all necessary rollover instructions) and appropriate signatures (including spousal consent to the extent deemed necessary by the Employer).

     c.   Employer acknowledges that it:

          i. Received a prospectus of each of the Prudential Mutual Funds and any other mutual funds offered by Prudential in which Plan participants may invest.

          ii. Reviewed such prospectus(es) and is familiar with the fees and expenses described therein, and that such fees and expenses are reasonable.

          iii. Understands that any Contingent Deferred Sales Charge that may be due as a result of a sale by the Trust of shares of Prudential mutual funds and other investment products offered by Prudential or its affiliates concurrent with or following the termination of this Agreement, shall not be waived.

     d. FEES TO PRUDENTIAL AFFILIATES. Employer acknowledges that Prudential may be deemed to benefit from:

          i. Advisory and other fees paid to its affiliates for managing, selling, or settling of the Prudential mutual funds and other investment products offered by Prudential or its affiliates selected as investment options available under that Plan; and

          ii. Contingent Deferred Sales Charges imposed in certain instances on shares of funds, as described in the applicable fund prospectuses.

          Employer also acknowledges that Prudential benefits directly from:


          iii. Transfer agent fees paid to it by the Prudential mutual funds and other investment products offered by Prudential or its affiliates; and

          iv. Fees paid to Prudential in connection with the Guaranteed Interest Account.

     e. INVESTMENT OF FORFEITURE ACCOUNT. Employer agrees that all amounts maintained as forfeitures will be moved into a fund or account that Employer and Prudential agree in writing is appropriate to hold forfeitures pending their reallocation under the terms of the Plan.

4. USE OF AGENTS OR SUBCONTRACTORS. Prudential may perform any of the services described in this Agreement through agents and subcontractors selected by Prudential. Prudential specifically selected BISYS Plan Services, L.P. to provide certain recordkeeping and administrative services under this agreement to the Plan. Prudential shall adequately supervise any such agent or subcontractor and the retention of agents or subcontractors shall not relieve Prudential of its duties hereunder.

5.   PRUDENTIAL NOT LEGAL COUNSEL.   Employer understands and agrees that it
     shall review with its legal and/or tax counsel all documents provided to it by Prudential and that Employer should consult such counsel on any questions concerning Employer's responsibilities under this Agreement, the Plan's documents, and the legal sufficiency of any documents so provided. Employer understands that neither Prudential nor any of its affiliates are permitted to provide Employer with legal or tax advice or otherwise engage in the practice of law. Employer acknowledges that it will not rely on any information provided as if it were legal or tax advice.

6.   INDEMNIFICATION.

     a. INDEMNIFICATION OF PRUDENTIAL. The Employer shall hold harmless and indemnify Prudential and its employees, agents, and subcontractors ("Indemnitees") from and against any loss, damage, liability, claims, costs and expenses, including reasonable attorneys' fees ("Liabilities"), to which the Indemnitees may become subject, which result from:

          i. Any misrepresentation or nonfulfillment of any terms of this Agreement by the Plan, the Employer, the Plan Administrator, Third Party Administrator, or other Plan fiduciary (including, but not limited to, Liabilities resulting from the provision of inaccurate, untimely, or incomplete information to Prudential or the failure to provide Prudential with clear instructions as to matters relating to contributions, investment selections, or distributions).

          ii. Any failure by the Plan, the Employer, the Plan Administrator, Third Party Administrator, or other Plan fiduciary to comply with the terms of the Plan,

          iii. A violation by the Plan, the Employer, the Plan Administrator, Third Party Administrator, or other Plan fiduciary of the requirements of applicable Federal and/or state laws,

          iv. The making by Prudential of any benefit payment based upon instructions that Prudential reasonably believes to be authorized, and

          v. Any action, conduct or activity, including the failure to take action or to perform any activity taken by Prudential at the direction of the Employer, Plan Administrator, Third Party Administrator, or Trustee, provided that Prudential reasonably believes the direction to be valid and is not negligent in the execution of such directions.

     b. INDEMNIFICATION OF EMPLOYER. Prudential shall hold harmless and indemnify the Employer from and against any loss, damage, liability, claims, costs and expenses, including reasonable attorneys' fees, to which the Employer may become subject, which result from:

          i. Any misrepresentation or nonfulfillment of any terms of this Agreement by Prudential, and

          ii. Prudential's violation of the requirements of applicable Federal and/or state laws, except when resulting from the failure to take action or any action taken at the direction of the Employer, Third Party Administrator, the Employer's agent or designee, or Trustee, provided that Prudential reasonably believes the direction to be valid and is not negligent in the execution of such directions.

7.   DURATION; TERMINATION; SUCCESSOR RECORDKEEPER.

     a.   DURATION. This Agreement will continue in effect until terminated.

     b. TERMINATION. Each party may terminate this Agreement upon sixty (60) days prior written notice to the other. Such notice shall be deemed to have been given three

          (3) days after mailing in the U.S. mail or immediately upon receipt if delivered to the address set forth below. The notice period may be waived by the party entitled to the notice.

     b. SUCCESSOR RECORDKEEPER. Upon termination, the parties agree that Prudential shall have no further duty or responsibility to the Plan under this Agreement. However, Prudential will use reasonable efforts to transfer all relevant non-Prudential proprietary information concerning the Plan, in Prudential's standard format, to the Employer, Third Party Administrator, or to a successor recordkeeper. Any unforeseeable costs or expenses incurred by Prudential in effecting this transfer shall be paid by the Employer unless waived in writing by Prudential. Employer agrees that Prudential may charge reasonable fees for the provision of requested records or reports that Prudential previously provided.

     d. SURVIVAL OF INDEMNIFICATION AND INVESTMENTS. The Employer acknowledges and agrees that the indemnification provisions of paragraph 6 shall survive the termination of this Agreement. The Employer understands and acknowledges that the termination of this Agreement shall not require the sale by the Trust of shares of Prudential mutual funds held by the Trust (unless specifically requested by Prudential in writing).

8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed or telexed or, if sent by facsimile transmission, upon the recipient's oral verification by telephone of receipt or, if mailed, three (3) days after the date of deposit in the U.S. mail, as follows:

     If to BISYS on behalf of  Prudential:  (By other than U.S. mail)
     (By U.S. mail)

     The Prudential Insurance Company of     The Prudential Insurance Company of
     America                                  America
     c/o BISYS Plan Services, L.P.           c/o BISYS Plan Services, L.P.
     323 Norristown Road
     Ambler, PA  19002




     If to the Employer:


     ----------------------------------------

     ----------------------------------------


     ----------------------------------------


     ----------------------------------------


9. ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Exhibits hereto, contains the entire Agreement among the parties hereto with respect to the subject matter hereof, and there are no other Agreements written or oral, relating to the subject matter hereof other than those explicitly set forth herein or attached hereto. This Agreement may be amended at any time, but only when agreed to in writing by the parties.

10. CONSTRUCTION. This Agreement is the result of negotiation by both parties, and, therefore, no claim shall be made to construe any portion of the Agreement against either party on the basis of such party's participation in the negotiating thereof.

11. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other parties hereto.

12. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

13. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

14. SEVERABILITY. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New Jersey applicable to agreements made and to be performed entirely within such State.

16. THIRD PARTY BENEFICIARIES. The provisions of this Agreement are solely for the benefit of the parties hereto and their Affiliates and are not intended to confer upon any person except the parties hereto any rights or remedies herein.

17.  UNFORESEEN CIRCUMSTANCES.   Prudential shall not be liable for any default
     or delay in the performance of its services under this Agreement if and to the extent such default or delay is primarily caused, directly or indirectly, by

     a.   fire, flood, elements of nature or other acts of God;

     b. any outbreak or escalation of hostilities, war, riots or civil disorders in any country;

     c.   any act or omission of the other party or any governmental authority;
          or

     d. nonperformance of a third party or any similar cause beyond the reasonable control of Prudential, including without limitation, failures or fluctuations in telecommunications or other equipment.

     In any such event, Prudential shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and Prudential continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

18.  WRITING AND SIGNATURE.  Unless otherwise explicitly required by law,

     a. Any requirement for a writing under this Agreement may be rendered in any form that can reliably reproduce an accurate physical record of the communication and authenticate the source, including but not limited to facsimile transmission, electronic mail, indexed telephone recording, or Internet transmission.

     b. Any requirement of a signature under this Agreement may be rendered in any form clearly indicated by the signatory to be a signature or which complies with instructions directly given to the signatory as to the proper form of indicating a signature in an electronic or voice response environment. Appropriate forms include, but are not limited to, personal identification numbers rendered over the Internet, facsimile transmissions, and unique telephone keypad combinations pressed during recorded calls.

     Notwithstanding a. or b., above, the recipient of any writing or signature under this Agreement may require the confirmation of any writing or signature in physical form (such as hand or typewritten or the equivalent) with a manual signature.

IN WITNESS THEREOF, the Employer has caused this Agreement to be executed by its duly authorized representative.

     Date Signed:
                                   -----------------------------------

     Date Agreement Effective:
                                   -----------------------------------

     First period or year for
     which records are to be
     compiled and reports to be
     generated (start/end):        -----------------------------------



Employer Authorized By:                 Prudential Authorized By:


-----------------------------------     -----------------------------------
Name                                    Name


-----------------------------------     -----------------------------------
Authorized Signature                    Authorized Signature


-----------------------------------     -----------------------------------
Title                                   Title



Third Party Administrator Authorized By:


-----------------------------------
Name


-----------------------------------
Authorized Signature


-----------------------------------
Title



This Agreement is not effective until properly countersigned by an authorized representative of Prudential.

                                                                       EXHIBIT A

                     Administration and Recordkeeping Services

Prudential will provide the following administrative services under this
Agreement:

1.   TRANSITION SERVICES:

     a. TRANSFER OF EXISTING RECORDS - Prudential will use the data supplied by the Employer and its current recordkeeper to transfer all existing participant records from the current recordkeeping system to the Prudential system, if applicable. Prudential will rely on the data received and will not be responsible for omissions or incorrect data supplied by the Employer or the current recordkeeper. Prudential will establish investment recordkeeping accounts in the investments selected by the Employer. If the data is not in an electronic format acceptable to Prudential, additional fees may apply, as more fully described in Exhibit C.

     b. ENROLLMENT AND COMMUNICATIONS - Prudential will provide a welcome package and its standard enrollment kit with standard forms and notices necessary to implement the Plan's administration. Prudential will process all enrollment agreements received and report to the Employer when contributions may commence.

2.   PLAN RECORDKEEPING:

     a. PARTICIPANT ACCOUNTS: Prudential will establish a participant account for each Plan participant for whom it receives investment records that are not maintained in pooled accounts. Prudential is not responsible for determining if such Plan participants are eligible under the terms of the Plan. It will also maintain any pooled assets in separate pooled accounts in the name of the Plan and Trust.

     b. PARTICIPANT FILES: Prudential maintains files for all participants for whom participant accounts have been established. These files include enrollment forms, beneficiary designation forms (to the extent provided to Prudential) and all other written correspondence and documents concerning each participant's account.

     c. CONTRIBUTION PROCESSING: Prudential processes the investment of Plan contributions when the information is supplied in good order. Prudential deposits those contributions into the investments provided for under the Pan, in accordance with the allocation instructions received from the Employer or Plan participants (if the Plan provides that participants may direct the investment of contributions made on their behalf). Prudential will supply automated contribution software free of charge to Employers with 10 or more employees who request it. This software should enable contributions to be processed more efficiently and will help the Employer avoid Data Submission charges described in Exhibit C.


--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-30
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

     d. TRANSFERS BETWEEN INVESTMENT OPTIONS: In accordance with the requests of Plan participants or other authorized representative of the Employer, Prudential processes transfers of amounts held in participant accounts among the investment options provided for under the Plan.

     e. DISTRIBUTION PROCESSING: Prudential will process requests for payment to participants, beneficiaries and alternate payees as permitted by the Plan and upon being notified by the Employer or TPA that the payee has met the necessary standards for withdrawals. Prudential will provide the Employer (or other individual at the direction of the Employer) with the funds and the prescribed IRS tax notice to payees.

     f. LOAN PROCESSING: To the extent loans are permitted under the Plan, Prudential will provide a package of standard loan documentation such as loan policies and notes (for review by Employer's legal counsel) and will:

          i.   Disburse loan proceeds upon the Employer's approval; and

          ii. Provide for systematic crediting of loan repayments and re-investment in appropriate funds. Loan repayments will be made via payroll deduction.

     g. ALLOCATE EARNINGS/LOSSES - Prudential will adjust participant accounts daily for investment performance for those investment options that price daily; for all other investments, participant accounts will be periodically adjusted, depending on the investment.

     h. QUALIFIED DOMESTIC RELATIONS ORDERS - Upon certification by the Employer that a domestic relations order is a Qualified Domestic Relations Order, Prudential will establish a separate participant record for the alternate payee.

3.   REPORTS:

     a. PERIODIC REPORTS - Prudential will provide Plan-level reports utilizing the information maintained on its recordkeeping system. Reports will summarize all transactions that occurred for each participant within the specified time period. Plan level reports are normally generated on a quarterly basis.

     b. FINANCIAL STATEMENTS - Prudential will provide Plan level information on each available investment option for the purpose of trust reporting.

     c. 5500 REPORTING - Prudential will supply key information from its recordkeeping system necessary for the Employer to complete Form 5500, to be filed annually. This report will not include information or values from non-Prudential sources. If the Employer requests, Prudential, with the assistance of the Employer or other service providers, will complete a signature ready Form 5500 for an additional fee, as described in Exhibit C.


--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-31
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

4. ACCOUNT EXECUTIVES: A Prudential Account Executive will be available at a toll free number from 8:30 a.m. to 6:00 p.m., Eastern time, Monday through Friday, to assist the Employer.

5.   PARTICIPANT SERVICES:

     a. PARTICIPANT SERVICE REPRESENTATIVES - Participant service representatives will be available at a toll free telephone number from 8:30 a.m. to 6:00 p.m., Eastern time, Monday through Friday, to assist participants.

     b. VOICE RESPONSE AND INTERNET SERVICES - By calling a toll-free number or, if applicable, logging onto the Prudential Web site, participants can access certain account information at any time. The Employer must contact its Prudential representative to initiate these services. At such time as these services are available, participants will be able to direct investment changes, loans distributions and other services calling the toll-free number, or, if applicable, by logging onto the Prudential Web site.

     c. PARTICIPANT STATEMENT OF ACCOUNT - Participants will receive standard quarterly statements. Statements can include inserts and/or customized messages provided by Prudential or the Employer. Statements will be mailed directly to the participants' homes, unless the Employer requests that they be bulk-mailed to the Employer for distribution. At such time as Internet service is available, participants will be able to access their account information by logging onto the Prudential Web site.



--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-32
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                                                       EXHIBIT B


                     Nondiscrimination and Qualification Testing


1. Prudential will not undertake any test or check of operational compliance. These will be the sole responsibility of the Employer or the TPA, separately agreed between them. Prudential's sole responsibility will be to provide on request information maintained on its systems, in the format it is maintained or can be readily reported to the Employer or TPA. Among the tests or compliance standards that the Employer or the TPA, not Prudential, will monitor (as they decide between them) are the following:

     a.   EXCESS DEFERRALS:  [Section 402(g)]

     b.   ACTUAL DEFERRAL PERCENTAGE (ADP) AND ACTUAL CONTRIBUTION PERCENTAGE
          (ACP) TESTS;

     c.   ANNUAL ADDITIONS LIMITS [Section 415]*;

     d. GENERAL NON-DISCRIMINATION TESTS [Section 401(a)(4)] (including Comparability and Cross Testing);

     e.   COVERAGE AND MINIMUM PARTICIPATION [Section 410(b)];

          i.   Ratio Percentage Test

          ii.  Reasonable Classification/Average Benefits Test

     f.   TOP HEAVY TESTING* [Section 416]; AND

     g.   DEFINITION OF COMPENSATION [Section 414(s)].

     h. ELIGIBILITY, PARTICIPATION AND ENTRY - Determining which employees are eligible and when they should enter the Plan and participate.

     i. CONTROLLED GROUP - Determining which Employers or employees are in a controlled group of entities within the meaning of Code Sections 414(b) and (c) or part of an affiliated service group within the meaning of Code Section 414(m).

     j. SEPARATE LINES OF BUSINESS - Determining if Plan or Plans of the Employer control group may be tested as Separate Lines of Business as defined in Section 414(r).

     k. EMPLOYEE STATUS CHANGES - Including separation from service, change of work classification, or change in marital status.


--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-33
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

2. Prudential may agree in writing to undertake one or more of the tests or demonstration required for qualified plans for an additional fee upon request, if Prudential deems it possible under the circumstances.





--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-34
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                                                       EXHIBIT C


                            Administrative Fee Schedule

IN CONSIDERATION FOR THE SERVICES PROVIDED UNDER THIS AGREEMENT, THE EMPLOYER AGREES TO PAY THE FOLLOWING FEES:

-    Annual fee per Participant:  $14 for Plans with mutual fund Investment
     Options
-    Plan setup:  $500
- Plan conversion: $500 plus $3 per Participant with an account balance (assumes transfer of Plan account balances are completely reconciled in Prudential or designee's system)
-    Treasury service:  $300 (assumes no trust reporting)
- Loans: $75 origination fee; $60 maintenance fee per Participant with outstanding loan
-    Distribution checks:  $15 deducted from each distribution check
-    Special services:  See attached Special Services Fee Schedule.



--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-35
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                                                       EXHIBIT C

                           Special Services Fee Schedule


Depending upon its needs, the Employer may request additional services beyond those required for normal recordkeeping and reporting (as set forth in the Administrative Services Agreement). Additional services will be billed on a flat dollar basis. Examples of additional services are:

-    Interim or off-quarter account balances -- $250

- Plan refunds required due to failing either the ADP or ACP test -- $100 per refund
-    Plan refunds required under IRS rules -- $100 per refund
- Plan valuation due to improper financial data or employee census information supplied by the Employer or its agent -- $500
- Reprocessing of monthly contribution information due to the receipt of erroneous data -- $500
- Reprocessing of distributions, transfers, or forfeitures due to the receipt of erroneous data -- $100 per transaction
-    Multiple payroll location hard copy -- $250 annually
-    Calculate matching, profit sharing, QNEC, QMAC -- $500
- Retroactive recordkeeping 200% of standard fees for the period specified as retroactive activity
- The standard service is to mail Participant statements to the Employer. If the Employer requires statements mailed directly to Participants, this will be billed at $.60 per quarter per Participant ($2.40 per Participant per year) to cover postage and mailing expense. This cost may change from time to time based upon current postage and handling rates.
-    Plan year-end summary -- $300
-    Frozen assets incur a 50% increase in standard recordkeeping fees.



--------------------------------------------------------------------------------
401(k) Administrative Services Agreement                                    A-36
   Initials of Authorized Employer Representative/Date:   _____/_____
   Initials of Authorized Employer Representative/Date:   _____/_____

                                    SCHEDULE B TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                                  INVESTMENT OPTIONS



THE PLANS' INVESTMENT OPTIONS ARE:


A.   MUTUAL FUNDS.  Any of the modified Class C shares of the following Funds:
     (The asterisked Funds are the suggested portfolio.)

          4 core Prudential Funds
               *Prudential Jennison Growth Fund
               *Prudential Equity Income Fund
               *Prudential Diversified Bond Fund
               *Prudential Moneymart Assets

          Up to 4 additional Prudential Funds
               *Prudential Government Income
               *Prudential Government High-Yield
               *Prudential World Intl Stock
               *Prudential Real Estate Secs

          Up to 4 additional non-proprietary Funds from Select List
               Morgan Stanley Emerg Mkts C        Diversified Emerging Markets
               *MFS Total Return C                Domestic Hybrid
               Van Kampen Am Cap Eqty-Inc C       Domestic Hybrid
               Alliance Balanced Shares C         Domestic Hybrid
               Kemper International C             Foreign Stock
               Alliance Worldwd Priv C            Foreign Stock
               *Oppenheimer Glob Grwth and Inc C  Foreign Stock
               Oppenheimer U.S. Govt C            Intermediate Government
               MFS Bond C                         Intermediate-term Bond
               Morgan Stanley Wrldwd HiIncC       International Bond
               MFS World Total Return C           International Hybrid
               PIMCo Renaissance C                Large Blend
               Oppenheimer Capital Ap C           Large Growth
               Oppenheimer Quest Value C          Large Value
               Van Kampen Am Cap Comstock C       Large Value
               Alliance Bond Corp Bond C          Long-term Bond
               Oppenheimer Ltd-Term Govt C        Short Government

               *Alliance Quasar C                 Small Growth
               *Morgan Stanley Amer Value C       Small Value
               MFS World Equity C                 World Stock
               Morgan Stanley Glob Eq All C       World Stock
               PIMCo Stock Plus                   Mid to Small Cap

B. UNDER PRUDENTIAL DISCOVERY SELECT GROUP RETIREMENT ANNUITY, any of the following underlying Funds and investments:


        Cash and Equivalents   Prudential Money Market Portfolio
        Fixed Income           Prudential Diversified Bond Portfolio
                               Prudential Government Income Portfolio
                               Prudential High Yield Bond Portfolio
                               Prudential Guaranteed Interest Account*
        Large Cap Value        Prudential Equity Portfolio
                               Prudential Equity Income Portfolio
                               OpCap Adv OCC Accumulation Trust Mng Portfolio
                               T. Rowe Price Equity Income Portfolio
        Large Cap Growth       Prudential Jennison Portfolio
                               Prudential Stock Index Portfolio
                               AIM V.I. Growth & Income Fund
                               Janus Aspen Series Growth Portfolio
        Small/Mid Cap Value    AIM V.I. Value Fund
                               OpCap Adv OCC Accum Trust Small Cap Portfolio
        Small/Mid Cap Growth   MFS Emerging Growth Series
                               MFS Research Series
                               Warburg Pincus Post-Venture Capital
        International Equity   Prudential Global Portfolio
                               Janus Aspen Series International Growth Portfolio
                               T. Rowe Price International Stock Portfolio
        Balanced               Prudential Conservative Balanced Portfolio
                               Prudential Flexible Managed Portfolio

        * The Guaranteed Interest Account is a group annuity contract issued by the Prudential Insurance Company of America, Newark, NJ.

                                    SCHEDULE C TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                                    PLAN CRITERIA


PLANS SELECTED BY PRUDENTIAL WILL TYPICALLY HAVE:

     Less than $1 million in anticipated Plan assets,

     Less than 100 eligible employees,

     $3,000 minimum average annual cash flow per Participant (for a start-up
     Plan),

     $20,000 minimum average Participant balance including cash flow (for a converted Plan),

     Mandatory match for start-up Plans (50% of 2% minimum),

     Prudential Trust Company or Prudential Bank & Trust Company as trustee (or be self-trusteed),

     A standardized or non-standardized Prudential prototype plan, and

     Only the Investment Options described in Schedule B.

PRUDENTIAL RESERVES THE RIGHT TO SELECT OTHER PLANS.

                                    SCHEDULE D TO


                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                                     SERVICE TEAM


THE SERVICE TEAM SHALL INCLUDE:

     1. All members of BISYS senior management as appropriate to ensure the performance of Services in accordance with the standards provided in this Agreement.

     2. For each block of 500 Plans for which BISYS provides Services under this Agreement, seven ongoing service associates. As Plans are provided by Prudential, three new business associates and an ERISA compliance associate to coordinate the installation of the Plans on the recordkeeping system. BISYS shall staff its service and new business teams on a pro-rated basis as Plans are submitted.

     BISYS shall promptly notify Prudential of any deviation from the foregoing.

                                    SCHEDULE E TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                            SERVICE PERFORMANCE STANDARDS


A.1. For each of the following activities required to be performed under the terms of a particular Plan's Administrative Services Agreement, the following standards shall apply to BISYS's obligations from the time that information is received in "good order." "Good order" means all information required to perform the relevant transaction has been received, in acceptable form, and contains no obvious inconsistency or error.

     a. Plan set-up: On system and available to receive enrollments in 10 days.

     b. Enrollment kits: standard -- 95% mailed 10 days; target -- 99% within 7 days.

     c. Contribution processing: standard -- 95% within 3 days for magnetic media, 5 days for hard copy; target -- 99% within 1 day for all good orders.

     d. Plan correspondence: standard -- acknowledge 90% with intent to resolve within 4 days, or as Prudential and BISYS may otherwise agree; target -- acknowledge all within 24 hours, resolve within 5 days.

     e. Participant statements: standard -- mail 95% within 10 calendar days of receipt of required information from Prudential; target -- mail 99% within 10 calendar days of receipt of required information from Prudential.

     f. Disbursements: standard -- 95% issued within 7 calendar days; target -- 99% issued within 7 calendar days for all good orders.

     g. Loan checks: standard -- 95% within 5 days; target -- 99% within 5 days for all good orders.

     h. 800 line average response time: standard -- 90% within 20 seconds; target -- all within 20 seconds.


     i. Conversion/transfer processing: standard -- 3 weeks after receipt of final piece of required information; target -- 2 weeks after receipt of final piece of required information.

     These standards shall be reviewed by Prudential and BISYS at least annually and may be modified by agreement of Prudential and BISYS to reflect industry standards.

  2. All references to days shall mean business days unless otherwise specified. Percentages shall be calculated on the basis of each day's work and measured on a monthly basis and refer to work completed accurately.

B.1. In the event BISYS fails to meet any of the foregoing standards, Prudential shall have the right, upon notice to BISYS, to require BISYS to consult with Prudential regarding BISYS's performance. As part of such consultation, Prudential and BISYS shall agree to an appropriate cure period, which shall not be less than thirty (30), nor more than ninety
     (90), calendar days. If, within such cure period, BISYS has not cured its noncompliance, in addition to any other rights Prudential may have, Prudential shall have the right, upon notice to BISYS, to require BISYS to take any one or more (including all) of the following actions:

     a. To dedicate to Plans additional BISYS senior management attention, including one member of senior management full-time.

     b.   To dedicate to Plans additional

          (1)  client service representatives

          (2)  transition team representatives

          (3)  transaction processing staff

          (4)  other appropriate or desirable staff

     c.   To require BISYS to increase the Service Team described in Schedule D, item 2, of this Agreement by fifty percent.

  2. Prudential's ability to enforce these provisions will continue until the service standards under this Schedule E are met, as determined by Prudential.

                                    SCHEDULE F TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                              DISCOVERY SELECT SERVICES

PRUDENTIAL AND BISYS SHALL PROVIDE THE FOLLOWING SERVICES WITH RESPECT TO DISCOVERY SELECT GROUP RETIREMENT ANNUITY:

A.   BISYS RESPONSIBILITIES

     - Provide Participant-level recordkeeping for all investment options available under the Discovery Select product, including the Guaranteed Interest Account ("GIA").
     - Administer the following features of the Discovery Select product on a Participant-level basis, as described in the Discovery Select prospectus provided by Prudential:
          -    Death benefit
          - 90-day Equity Wash between GIA and any competing funds as identified by Prudential
     - Promptly inform Prudential of any Plan terminations. Apply any applicable surrender charge communicated by Prudential to the Plan sponsor or Participants as directed by the Plan sponsor.
     - Compute the daily value of the GIA based on the interest rate factor provided by Prudential each quarter.
     - For each Discovery Select variable Investment Option and the GIA, break out by Plan each contribution, loan initiation, default, and repayment, transfer in and out, and withdrawal.
     - Assess an annual account charge on Plans as instructed by Prudential. This charge should be assessed to each Plan at an initial rate of $30 for Participant account in the Plan during the year. This amount is to be billed by BISYS directly to the client in January of each year. BISYS shall provide Plans with necessary details supporting the amount of the total annual account charge.
     - For each Investment Option under Discovery Select, BISYS shall provide Prudential with an aggregate instruction as to net activity for each business day after BISYS has performed a reconciliation for that day.
     - For each business day where there is a net purchase of a particular Investment Option, BISYS shall wire the amount necessary to honor the net purchase request to Prudential immediately after that day's reconciliation but in no event later than 12:00 noon Eastern time.
     - Communicate any adjustment to the aggregate balance of each Investment Option under Discovery Select to Prudential via phone and facsimile as soon as possible following the discovery of the adjustment.
     - Conduct a reconciliation each business day of its Participant-level records to Plan-level information provided by Prudential.

B.   PRUDENTIAL RESPONSIBILITIES

     - Provide BISYS with a daily price file each business day by 8:00 p.m. Eastern time. This file will include the current net asset value of each Investment Option within Discovery Select.
     - Provide BISYS prior to the beginning of each calendar quarter with an Excel spreadsheet that lists the daily interest rate factors for the GIA for the upcoming quarter.
     - Provide a daily confirmation file to BISYS by 8:00 a.m. Eastern time the following business day containing the daily trade activity and share position for all Investment Options under Discovery Select.
          This file will be used as a source for the daily reconciliation between Prudential and BISYS to ensure that Participant records are in balance with Plan records.
     - For each business day where there is a net withdrawal of a particular Investment Option under Discovery Select, Prudential shall execute a wire instruction to the Plan trustee in the amount of the withdrawal immediately after that day's reconciliation but in no event later than 12:00 noon Eastern time.
     -    Maintain Plan-level records for the following purposes:
          - daily reconciliation conducted by BISYS between the Plan and Participant accounts.
          - calculation of Plan-level transactions such as the surrender charge and GIA market value adjustment.
     - Communicate surrender charge and market value adjustment amount to BISYS where applicable.

All services provided by BISYS shall be performed in accordance with the then-current prospectus for Discovery Select ("Prospectus") and the then-current prospectus for each applicable underlying fund Investment Option. Notwithstanding the preceding sentence, Prudential shall provide BISYS with a copy of the Prospectus as anticipated to be in effect on the Effective Date and sufficiently in advance of such Effective Date as to afford BISYS a reasonable opportunity to review such Prospectus. Within fourteen (14) calendar days after receipt of such Prospectus, BISYS shall notify Prudential whether BISYS can, in BISYS's reasonable business judgment, perform the services described in A. above. If BISYS notifies Prudential that it is unable to perform all, or certain specified, of those services and, after consultation with Prudential, BISYS determines, in its reasonable business judgment, that it remains unable to perform such services, then BISYS shall not be obligated to perform services pursuant to Section 2(a)(4) of this Agreement, unless Prudential and BISYS otherwise agree.


     After BISYS has begun to perform services pursuant to Section 2(a)(4) of this Agreement, Prudential shall provide BISYS with reasonable prior notice of any proposed revision or amendment to the Prospectus.

                                    SCHEDULE G TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                  SERVICE OR PROTOTYPE CHANGES AND NEW PLAN ACCOUNTS


SERVICE OR PROTOTYPE CHANGES AND NEW PLAN ACCOUNTS:

     1. Requests by Plans, or by Prudential representatives on behalf of Plans, that BISYS receives for services different than the standard services under the Administrative Services Agreement shall be referred to Prudential for decision. BISYS shall indicate to Prudential if the requested services:

          a.   could be performed by BISYS at no extra charge

          b. could be performed by BISYS for an additional charge, and what that charge would be

          c.   cannot be performed by BISYS

     2. Prudential will review the request and deny or accept it in whole or in part, with the charges specified in 1.b. above.

                                    SCHEDULE H TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                            TRUST AND ACCOUNTING SERVICES


BISYS shall arrange for the provision of the following trust and accounting services to Plans in accordance with the form of Trustee Services Delegation Agreement attached hereto as Exhibit H-1 (or in such other form agreed upon by Prudential and BISYS) by a party approved by Prudential.

                                     EXHIBIT H-1

                               PRUDENTIAL TRUST COMPANY
                        TRUSTEE SERVICES DELEGATION AGREEMENT


     THIS AGREEMENT is made this ___ day of August, 1998, by and between Prudential Trust Company, a ________________ trust company ("Trustee"), and BISYS Plan Services, L.P., a Pennsylvania limited partnership ("BISYS").

     WHEREAS, pursuant to the Retirement Plan Services Outsourcing Agreement dated August __, 1998, by and between The Prudential Insurance Company of America ("Prudential") and BISYS ("Outsourcing Agreement"), BISYS has agreed to provide certain recordkeeping and administrative services, and to arrange for the provision of certain trust reporting and accounting services and certain order placement and processing services, to selected Prudential defined contribution pension plan clients that have adopted certain specified forms of plan documents;

     WHEREAS, Trustee has agreed to serve as the trustee or custodian for such plans and desires to delegate to BISYS the performance of certain of its duties under such plan documents, in accordance with the terms and conditions of this Agreement;

     WHEREAS, BISYS is willing to perform, or arrange for the performance of, such delegated duties, in accordance with the terms and conditions of this Agreement;

     THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, Trustee and BISYS agree as follows:

1    CERTAIN DEFINITIONS.  As used in this Agreement:

     a. "Effective Date" means October 1, 1998, or such later date constituting the effective date as defined in Section 1 of the Outsourcing Agreement.

     b. "Participant" means a participant as defined in Section 1 of the Outsourcing Agreement.

     c. "Plan" means a plan as defined in Section 1 of the Outsourcing Agreement and for which BISYS is obligated to provide services under the Outsourcing Agreement.

     d. "Plan Administrator" means the person named as such for a Plan under the Plan Documents.

     e. "Plan Documents" means the trust instrument for a Plan and the PruArray Prototype 401(k) Plan Document (or such other Plan document) under which Trustee serves as the [trustee/custodian] for the Plan.

     f "Services" means those services BISYS is obligated to perform, or arrange for the performance of, pursuant to Section 2 of this Agreement, depending on the Plan Documents for each particular Plan.

2. SERVICES OF BISYS. BISYS shall enable Trustee to satisfy Trustee's obligations to each Plan under the Plan Documents for that Plan. Accordingly, and subject to the further provisions of this Agreement, beginning on the Effective Date and thereafter:

     a. BISYS shall perform, or arrange for the performance of, the following services with respect to Plans:

          i. Receive contributions under the terms of the applicable Plan Documents and hold, invest and reinvest the assets of each Plan in accordance with the written instructions of the Plan Administrator.

          ii. Make distributions from the assets of the Plan to Participants in accordance with the written instructions of the Plan Administrator.

          iii. Maintain, for each Plan, such records of contributions, investment earnings and gains (or losses), withdrawals and all other transactions as may be required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended ("Code").

          iv. Prepare and timely file such information returns with respect to distributions from Plans as may be required under the Code.

          v. Perform such additional services as shall be necessary to enable Trustee to meet its obligations with respect to each Plan under the Plan Documents for that Plan.

     b. All services performed, or for which the performance is arranged, by BISYS and related materials and records produced or maintained (in whatever form produced or maintained) under this Agreement shall be performed, produced and/or maintained, as applicable, in a manner that reflects that such services, materials and records are so performed, produced and/or maintained, as applicable, by Trustee through BISYS (or such other party performing services and/or producing or maintaining records for Plans pursuant to an arrangement with BISYS permitted under this Agreement).

     c. Trustee hereby delegates to BISYS the authority to act on Trustee's behalf, and to execute such documents as may be necessary, to effect:

          i.   The establishment of Plan accounts.

          ii.  The transfer of assets to or from a Plan account.

          iii. The distributions to Participants.

          iv. The filing of information returns with respect the distribution of Plan assets to Participants.

     d. All services performed and actions taken, and all services or other actions for which the performance is arranged, by BISYS under this Agreement for a Plan shall be performed in accordance the terms of the Plan Documents for that Plan.

3. MAINTENANCE OF RECORDS. BISYS shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and with the care, skill, prudence and diligence that a prudent person acting in like capacity and familiar with such matters would use in maintaining such records. Upon the request of Trustee, BISYS will provide copies (or such other form of durable record as Trustee may approve) of all historical records relating to transactions involving the Plan(s), written communications regarding the Plan(s) and other materials, in each case (a) as are maintained by BISYS in the ordinary course of its business, (b) as may reasonably be requested to enable Trustee, or its representatives, including without limitation auditors or legal counsel, to
     (i) monitor and review the Services, (ii) comply with any request of a governmental body or self-regulatory organization or a Plan, (iii) verify compliance by BISYS with the terms of this Agreement, (iv) make required regulatory reports or (v) perform general assessment of Services. BISYS will permit Trustee or such representatives to have reasonable access, during normal business hours and subject to reasonable notice to BISYS, to its personnel, records and facilities in order to facilitate the monitoring of the quality of the Services.

4.   CONFIDENTIALITY.

     a. Trustee and BISYS acknowledge that each may be provided with information about, and BISYS's engagement by Trustee may bring each into close contact with, confidential and proprietary information of the other. In addition, Trustee and BISYS each may be provided with or be exposed to confidential information of third parties with which the other conducts business. Such confidential information of a party and of the third parties with which it does business is collectively referred to as its "Confidential Information." In recognition of the foregoing, Trustee and BISYS each covenant and agree that:

          i. it will keep and maintain all Confidential Information of the other in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

          ii. it will not, directly or indirectly, disclose any Confidential Information of the other to anyone outside of the other, except with the other's prior consent;

          iii. it will not make use of any Confidential Information of the other for its own purposes or the benefit of anyone or any other entity except the other;

          iv. it will (A) on termination of discussions between the parties, or, (B) if BISYS is engaged to perform Services for Trustee, upon completion of the engagement, or (C) at any time the other may so request, deliver promptly to the other, or, at the other's option, destroy all memoranda, notes, records, reports, media and other documents and materials (and all copies thereof) regarding or including any Confidential Information which it may then possess or have under its control; and

          v. it will take no action with respect to the Confidential Information that is inconsistent with the confidential and proprietary nature of such Information.

     b. Trustee and BISYS each shall be permitted to disclose the Confidential Information of the other only to its employees and agents ("Employees") having a need to know such information in connection with the performance of the Services. Trustee and BISYS each shall instruct all such of its Employees as to their obligations under this Agreement.


     c. Subject to the provisions of Section 11 of the Outsourcing Agreement and for purposes of this Agreement, Confidential Information shall include all business information of Trustee or BISYS, as applicable, including the following:

          i. information relating to its planned or existing computer systems and systems architecture, including computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

          ii policyholder or Participant data, customer lists, sales, profits, organizational restructuring, new business initiatives and financial information;

          iii. information that describes insurance and financial products, including actuarial calculations, product designs, and how such products are administered and managed;

          iv. information that describes product strategies, tax interpretations, tax positions and treatment of any item; and

          v. confidential information of third parties with which it conducts business.

     d. Notwithstanding the foregoing, Confidential Information of a party shall not include information that (1) is or becomes generally known to the public not as a result of a disclosure by the other, (2) is rightfully in the possession of the other prior to disclosure by the first party, or (3) is received by the other in good faith and without restriction from a third party, not under a confidentiality obligation to the first party and having the right to make such disclosure. Trustee and BISYS each acknowledge that the disclosure of Confidential Information of the other may cause irreparable injury to the other and damages which may be difficult to ascertain. Therefore, Trustee and BISYS each shall, upon a disclosure or threatened disclosure of any of its Confidential Information, be entitled to injunctive relief, including, but not limited to, a preliminary injunction and an order of seizure and impoundment under Section 503 of the Copyright Act upon an ex parte application by it to protect and recover the Confidential Information, and the other shall not object to the entry of an injunction or other equitable relief against it on the basis of an adequate remedy at law, lack of irreparable harm or any other reason. Without limitation of the foregoing, Trustee and BISYS each shall advise the other immediately in the event that it learns or has reason to believe that any person or entity which has had access to Confidential Information has violated or intends to violate the terms of this Agreement.

5. COMPLIANCE WITH PLAN TERMS AND LAWS. At all times, BISYS shall materially comply with all Plan Documents and all laws, rules and regulations applicable to it by virtue of entering into this Agreement.

6.   FEES.

     a. BISYS shall collect on Trustee's behalf the fees and charges specified on Schedule A attached hereto ("Fees") and may keep such Fees collected as payment in full for BISYS's satisfactory performance of its services and obligations under this Agreement. Trustee shall have no obligation to collect such Fees and shall have no further liability for payment to BISYS. BISYS shall have the right to terminate Services for any Plan for non-payment of fees due for more than ninety
          (90) days, provided BISYS shall, at least thirty (30) days prior to any such termination of Services, have informed Trustee of its intention to do so.

     b. Except as otherwise provided in this Agreement, each party will bear all expenses incidental to the performance of its obligations under this Agreement.

7. RELATIONSHIP OF PARTIES. Except to the extent BISYS is expressly authorized in this Agreement to act as Trustee's limited agent for certain purposes, it is understood and agreed that all services performed under this Agreement by BISYS will be as an independent contractor and not as an employee or agent of Trustee, and neither party will hold itself out as an agent of the other party with the authority to bind such party.

8.   USE OF NAMES.

     a. Except as otherwise expressly provided for in the Outsourcing Agreement or otherwise in this Agreement, BISYS will not use, nor allow its employee or agents to use, the name or logo of Trustee or any affiliate of Trustee, or any products or services sponsored, managed, advised, administered or distributed by Trustee, for advertising, trade or other commercial or noncommercial purposes without the express prior consent of Trustee.

     b. Except as otherwise expressly provided for in the Outsourcing Agreement or otherwise in this Agreement, Trustee will not use, nor allow its employees or agents to use, the name or logo of BISYS, any affiliate of BISYS, or any products or services sponsored or offered by BISYS or any of its affiliates, for advertising, trade or other commercial or noncommercial purposes without the express prior consent of BISYS.

9.   SUBCONTRACTING.

     a. BISYS shall not subcontract any material work or Services under this Agreement without the prior approval of Trustee. If BISYS does subcontract work, the limited right granted hereunder to BISYS to subcontract the tasks specified herein is expressly conditioned upon BISYS's enforcement and protection of the rights of Trustee pursuant to this Agreement. If any agent or subcontractor fails to abide by such agreement, BISYS shall have an opportunity to enforce the Agreement against such agent or subcontractor and agrees to enforce the Agreement to Trustee's satisfaction.

     b. BISYS shall remain responsible for the performance of all agents and subcontractors.

     c. BISYS shall include a provision in all of its agreements with subcontractors stating that such subcontractors shall look to BISYS for payment and shall under no circumstances look to any other party, including Trustee, for payment. BISYS agrees to defend, indemnify and hold Trustee liable for any loss, damages, costs, expenses (including attorneys' fees) incurred due to any claims by or against subcontractor regarding breach of the provisions of the Agreement, including, but not limited to, the provisions regarding subcontractor looking only to BISYS for payment for Services which may be rendered.

10.  INDEMNIFICATION.

     a. BISYS, as indemnitor, agrees to indemnify and hold harmless Trustee and each of its affiliates, subsidiaries, directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended ("Securities Act"), against any losses, claims, damages, liabilities or expenses (including attorneys' fees) to which an indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise directly out of or are based upon
          (i) BISYS's negligence, reckless disregard or willful misconduct in performing the Services, (ii) any breach by BISYS of any material provision of this Agreement, (iii) any material breach by BISYS of a representation, warranty or covenant made in this

          Agreement, or (iv) any personal injury or property damage resulting from the performance of BISYS's obligations under this Agreement or the fault or negligence of BISYS's directors, officers, employees or agents. BISYS will reimburse the indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim, or action. This indemnity agreement will be in addition to any liability which BISYS may otherwise have.

     h. Trustee, as indemnitor, agrees to indemnify and hold harmless BISYS and each of its affiliates, subsidiaries, directors, officers, employees, agents and each person, if any, who controls BISYS within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses (including attorneys' fees) to which an indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise directly out of or are based upon (i) any breach by Trustee of any material provision of this Agreement, (ii) negligence, reckless disregard or willful misconduct by Trustee in carrying out its duties and responsibilities under this Agreement, or (iii) any material breach by Trustee of a representation, warranty or covenant made in this Agreement. Trustee will reimburse the indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such material loss, claim or action. This indemnity agreement will be in addition to any liability which Trustee may otherwise have.

     c. Promptly after receipt by an indemnitee under this Section 10 of notice of the commencement of an action, the indemnitee will, if a claim in respect thereof is to be made against the indemnitor, notify the indemnitor of the commencement of the action in accordance with the provisions of Section 12 of this Agreement within seven (7) days after the summons or other first legal process shall have been served, unless within such seven (7) days the indemnitor shall have been served in the same action, in which case such notification may be given within sixty (60) days provided that the omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee under this Section 10 except to the extent that the indemnitor has been prejudiced in any material respect by such failure. The omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee otherwise than under this Section 10. If any such action is brought against any indemnitee and it notifies the indemnitor of the commencement of the action, the indemnitor will be entitled to assume the defense of the action with counsel reasonably satisfactory to the indemnitee, and the defendant or defendants in such action entitled to indemnification under this Agreement will have the right to participate in the defense or preparation of the defense of any such action. If the indemnitor elects to assume the defense of any such action, and to retain counsel of good standing, the defendant or defendants in such action will bear the fees and expenses of any additional counsel retained by any of them; but if the indemnitor does not assume the defense of any such action, the indemnitor will reimburse the indemnitee(s) named a defendant or defendants in such action for the fees and expenses of one single additional counsel agreed upon by them. If the indemnitor assumes the defense of any such action, the indemnitor will not, without the prior written consent of the indemnitee(s), settle or compromise the liability of the indemnitee(s) in such action, or permit a default or consent to the entry of any judgment regarding the action, unless in connection with such settlement, compromise or consent each indemnitee receives from such claimant an unconditional release from all liability in respect of such claim.

     d. Notwithstanding the above, the provisions of this Section 10 shall not apply if, and to the extent that, BISYS satisfies its obligations under Section 30 of the Outsourcing Agreement.

11.  TERM AND TERMINATION.

     a. The initial term of this Agreement shall be two (2) years from the Effective Date and shall automatically be extended for successive two
          (2)-year terms unless, at least one hundred and eighty (180) days prior to the end of such initial or subsequent term, BISYS gives Trustee notice that such term shall not be extended.

     b. If, pursuant to Section 31(c) or (d) of the Outsourcing Agreement, Prudential requests that BISYS transfer, and BISYS so transfers, responsibility for servicing particular Plans, BISYS's responsibility and authority to perform, or arrange for the performance of, Services under this Agreement for such Plans shall cease upon such transfer(s).

     c. If, pursuant to Section 31(e) of the Outsourcing Agreement, BISYS terminates its obligation to accept additional Plans for servicing, BYSYS's responsibility and authority to perform, or arrange for the performance, of Services under this Agreement shall cease on the effective date specified by BISYS pursuant to Section 31(e) of the Outsourcing Agreement.

     d. Notwithstanding the above, this Agreement shall automatically terminate in the event of termination of the Outsourcing Agreement.

12. NOTICE. Each notice required by this Agreement must be in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address (or such other address as each party may give notice to the other):

                     If to Trustee, to: *


                          ---------------------------------

                          ---------------------------------

                          ---------------------------------

                          ---------------------------------

                          * with a copy to:


                          ---------------------------------

                          ---------------------------------

                          ---------------------------------

                          ---------------------------------

                     If to BISYS, to: *


                          ---------------------------------

                          ---------------------------------

                          ---------------------------------

                          ---------------------------------

                          * with a copy to:


                          ---------------------------------

                          ---------------------------------

                          ---------------------------------

                          ---------------------------------

13. COMPLETE AGREEMENT. This Agreement contains the full and complete understanding of Trustee and BISYS and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between Trustee and BISYS with respect to the subject matter of this Agreement, whether oral or written, express or implied.

14. Modification and Approval. This Agreement may be modified or amended, the terms of this Agreement may be waived, and any agreement of Trustee and BISYS, or the approval or consent of either of them, required herein may be made, only by writing signed by such party. Any approval or consent required in this Agreement shall not be unreasonably withheld or delayed.

15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements fully executed and to be performed therein, without reference to choice of law principles. Any suit, action or proceeding arising out of or relating to this Agreement shall be brought in a

     Pennsylvania court, and BISYS hereby consents to the exclusive jurisdiction of the courts of Pennsylvania.

16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement.

17. ASSIGNMENT. This Agreement cannot be assigned by either party hereto, without the prior written consent of the other parties hereto, except that a party may assign this Agreement to an affiliate having the same ultimate ownership as the assigning party without such consent.

18. SURVIVAL. The provisions of Sections 3, 4, 8 and 10 will survive termination of this Agreement.

19. NON-EXCLUSIVITY. Each of the parties acknowledges and agrees that this Agreement and the arrangement it describes herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities, subject to the other provisions of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the day and year written above.

                                             PRUDENTIAL TRUST COMPANY

                                             By:
                                                ------------------------------
                                             Its:
                                                 -----------------------------

                                             BISYS PLAN SERVICES, L.P.
                                             By:
                                                ------------------------------
                                             Its:
                                                 -----------------------------

                                    SCHEDULE A TO
                        TRUSTEE SERVICES DELEGATION AGREEMENT
                                         FEES

THE FOLLOWING FEES AND CHARGES MAY BE IMPOSED WITH RESPECT TO BISYS'S SERVICES TO PLANS:
     -   Trust service:  $500 per Plan per year
     provided, however, that BISYS may impose such fee(s) and charge(s), if different from or in addition to the foregoing, that are not duplicative of any of the fees charged under the Outsourcing Agreement, subject to Prudential's right to receive reasonable notice of such fees or any changes to them. Subject to the preceding sentence, if the person with whom BISYS arranges to provide trust and accounting services under this Agreement is Frontier Trust Company, BISYS may charge the fees for the services applicable to Plans, as set forth in Exhibit O-2 of the Outsourcing Agreement, as such may be changed from time to time after reasonable prior notice to Prudential.

                                    SCHEDULE I TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                   ORDER PLACEMENT, PROCESSING AND RELATED SERVICES


BISYS shall provide, or arrange with a third party designated in accordance with
Section 10(b) of this Agreement for the provision of, the following order placement, processing and related services with respect to transactions in mutual fund Investment Options.

     - Establish a single account ("Account") for each Plan with each Fund in which the Plan invests.
     - Designate Prudential Services Incorporated ("PSI") as each Plan's broker of record on the Account and assign or change the appropriate PSI registered representative only as directed by Prudential.
     - Transmit, directly or indirectly on each business day to the appropriate Investment Option, the appropriate data associated with each Plan's transaction(s) that day with respect to that Investment Option.
     - Process all Plan Investment Option transactions each business day and on a timely basis to ensure same day pricing.
     - Reconcile on each business day each Account balance to BISYS's recordkeeping system.
     - Pay commissions (including trail commissions) received with respect to Investment Options, as applicable, to PSI.
     - Properly calculate and track, and provide reports to PSI showing, the commissions (including trail commissions) payable to PSI and to each PSI registered representative, currently at the rate of 80% of the fees payable to PSI, with respect to the Accounts, except where commissions are paid through the National Securities Clearing Corporation, in which case no such reports shall be required of BISYS.

                                    SCHEDULE J TO


                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                     TRAINING AND MARKETING SUPPORT AND MATERIALS





The training and marketing support and materials to be provided by BISYS shall be as agreed upon by Prudential and BISYS.

                                    SCHEDULE K TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                            REPORTS BY BISYS TO PRUDENTIAL




BISYS shall provide to Prudential reports corresponding in substance to the attached Exhibits K-1 through K-4, in substantially the same format or such other format as Prudential and BISYS may agree, and with the frequency indicated on the particular report, as such Exhibits may be modified from time to time by agreement of Prudential and BISYS. BISYS shall provide such additional reports as may be required by Prudential in such formats as Prudential and BISYS may agree.

                                     EXHIBIT K-1

                                     TRUST REPORT


BYSIS shall provide Prudential, on at least a monthly basis, an EXCEL spreadsheet in electronic form that contains the following information for each
Plan:

          Plan #
          Plan Name
          Fund ID Code
          Fund Name
          Market Value
          Units

BYSIS shall also provide Prudential with copies of the reconciliations performed between BYSIS and each Plan trustee.

                                     EXHIBIT K-2


 BISYS OPERATION REPORT                                 PRU ARRAY                              DISCOVERY SELECT
                                          W. Class   Week 25   Week 24    YTD        W. Class   Week 25   Week 24    YTD
                                          Indicator  26-Jun-98 19-Jun-98  Wkly Avg   Indicator  26-Jun-98 19-Jun-98  Wkly Avg
 WEEK 25
 WK ENDING                     26-JUN-98
 STAFFING
   Total # Staff
   Total Outside Help
   Management/Non-Management %
 FINANCIAL
   Assets Under Management (000s)
   # Inforce (Participants, Contracts)
 (000s)
 NEW BUSINESS (ENROLLMENTS)
   On-Hand Beginning of Week
   Received
   Processed
   MisDirects
   Rejects
   On-Hand End of Week
   Processing Standard
   % meeting standard (99% W C S)             *
   # items greater than standard
   % Quality (99% W C S)                      *

 SURRENDERS
   # Full Surrenders
   $ Full Surrenders
 CALL CENTERS
   Total Call Volume
   % VRU (70% W C S)                          *
   Average Speed to Answer (20 secs W C       *
 S)                                           *
   Abandon Rate (2% W C S)                    *
   Service Level (% calls ans in 20 sec       *
 or less)
   Once and Done (60% W C S)
 COMPLAINTS
   On-Hand Beginning of Week
   Received
   Redirected
   Resolved
   On Hand EOP
   24 Hour Acknowledgement (95% W C S)        *
   5 Day Resolution (95% W C S)               *
 DISTRIBUTIONS/DISBURSEMENTS
   Periodic Payment (000s)
   On-Hand Beginning of Week
   Received
   Processed
   MisDirects
   Rejects
   On-Hand End of Week
   Processing Standard
   % meeting standard (99% W C S)             _
   # items greater than standard
   % Quality (99% W C S)                      *
 REMITTANCES/CONTRIBUTIONS
   On-Hand Beginning of Week
   Received
   Processed
   MisDirects
   Rejects
   On-Hand End of Week
   Processing Standard
   % meeting standard (99% W C S)             *
   # items greater than standard
   % Quality (99% W C S)                      *

                                         K-3


                                EXHIBIT K-2, CONTINUED


 BISYS OPERATION REPORT                           TOTAL (WHERE APPROPRIATE)
                                           W. Class   Week 25   Week 24    YTD
                                          Indicator  26-Jun-98 19-Jun-98  Wkly Avg
 WEEK 25
 WK ENDING                     26-JUN-98
 STAFFING
   Total # Staff
   Total Outside Help
   Management/Non-Management %
 FINANCIAL
   Assets Under Management (000s)
   # Inforce (Participants, Contracts)
 (000s)
 NEW BUSINESS (ENROLLMENTS)
   On-Hand Beginning of Week
   Received
   Processed
   MisDirects
   Rejects
   On-Hand End of Week
   Processing Standard
   % meeting standard (99% W C S)
   # items greater than standard
   % Quality (99% W C S)

 SURRENDERS
   # Full Surrenders
   $ Full Surrenders
 CALL CENTERS
   Total Call Volume
   % VRU (70% W C S)
   Average Speed to Answer (20 secs W C
 S)
   Abandon Rate (2% W C S)
   Service Level (% calls ans in 20 sec
 or less)
   Once and Done (60% W C S)
 COMPLAINTS
   On-Hand Beginning of Week
   Received
   Redirected
   Resolved
   On Hand EOP
   24 Hour Acknowledgement (95% W C S)
   5 Day Resolution (95% W C S)
 DISTRIBUTIONS/DISBURSEMENTS
   Periodic Payment (000s)
   On-Hand Beginning of Week
   Received
   Processed
   MisDirects
   Rejects
   On-Hand End of Week
   Processing Standard
   % meeting standard (99% W C S)             _
   # items greater than standard
   % Quality (99% W C S)                      *
 REMITTANCES/CONTRIBUTIONS
   On-Hand Beginning of Week
   Received
   Processed
   MisDirects
   Rejects
   On-Hand End of Week
   Processing Standard
   % meeting standard (99% W C S)             *
   # items greater than standard
   % Quality (99% W C S)                      *



                                     EXHIBIT K-3

                                    FINANCE REPORT


Monthly & YTD:

     - Summary of Plans and Participants, including new Plans added and Plans cashing out
     -    Assets flows by fund/share class, including
               BOP Assets
               Converting assets
               Contributions
               Cashouts
               Distributions
               Net Loans
               Net Exchanges
               Dividends and Market Appreciation
               EOP assets
     -    For Plans with Guaranteed Interest Account
               Cash flow information listed above, by market (i.e. 401(k), etc.) New money by quarter
     -    Commission Information
               Asset sales and commissions payable by F/A or Agent
     -    Transfer Agency Information
               Total number of Participant accounts by fund (proprietary and non-proprietary)
     -    Outside Fund Commissions
               Sales (contributions, conversions and net exchanges) by Plan and Agent for all non-Prudential fund options

                                     EXHIBIT K-4

                             BPS SYSTEM UPTIME STATISTICS

         Digital UNIX system up time statistics from _______________________


The UNIX server is currently a DEC 4100 which is operational 7 by 24.

Our service standard is to have the system operational 100% of the time with scheduled weekly maintenance on the weekends.


Scheduled Down Time:
--------------------

Time system went down  Time system came up     Total time down   Reason
---------------------  -------------------     ---------------   ------

Unscheduled Down Time:

Time system went down  Time system came up     Total time down   Reason
---------------------  -------------------     ---------------   ------

Up Time:
--------

Total Elapse Time =

Up Time:

Percentage Up Time:

                                    SCHEDULE L TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                               PROCESS TRACKING SYSTEM

The Process Tracking System will allow users to track the progress of various recordkeeping procedures. This application will also allow users to see the underlying detail of various activities. Items to be tracked are as follows:

     1.   Financial Activity

               -    Contributions

               -    Distributions

               -    Earnings/Fees

               -    Exchanges

     2.   Client Communications

               -    Enrollment Forms

               -    Mail Confirm (MPC)

     3.   Compliance Testing

               -    415

               -    Discrimination (ADP)

     4.   Mail Log/Data Entry

               -    Census

               -    Enrollment Forms

               -    Payroll Controls

               -    Transaction Forms

     5.   Participant Indicative Change

               -    By Participant

     6.   Statements

               -    Production Information

The Process Tracking System will be implemented by September 17, 1998.

                                    SCHEDULE M TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                              PIN SECURITY ENHANCEMENTS



BISYS SHALL PROVIDE THE FOLLOWING ENHANCEMENTS TO ITS PERSONAL IDENTIFICATION NUMBER ("PIN") SECURITY:

     - The initial PIN shall be randomly generated and not available for viewing within BISYS. Encryption of PINs shall be present throughout the system.

     - PINs shall be mailed in automatically generated PIN envelopes directly to the respective Participants or Employers, as applicable.

     - A Participant who uses his or her randomly generated PIN may reset his or her PIN over the Voice Response Unit.

     - PIN reset shall follow the process specified above if a Participant forgets his or her PIN.

     - Employer master PINs and associated transaction authority shall be restricted in accordance with security procedures established for the Plan.

                                    SCHEDULE N TO


                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                            SYSTEMS ENHANCEMENT WORK PLAN



BISYS SHALL IMPLEMENT THE FOLLOWING SYSTEMS ENHANCEMENTS, AND BY THE RESPECTIVE FINAL DATES INDICATED:




  ID     TASK NAME                         DESCRIPTION                                                       FINAL DATE


 112     Frontier Trust                    Project to fulfill special reporting requirements, which
                                           includes check history, balance reports and general client data.

                                                                                                             Tue 8/4/98

 98      Mail Log System                   Programs to record receipt of all incoming mail for clients that are converted to new system.
                                           Program Complete/Phase II includes special reporting requests.    Tue 8/11/98

 127     Block Conversion Program          Programs to convert partners, clients in mass from old system to new system.
                                           Phase I completed in early May.  Phase II includes new broker definitions and new compensation and contribution definitions
                                           for ASC software.                                                 Fri 8/14/98

 153     Plan Administrator ADMIN          Project to produce administrator's report on a quarterly basis.
                                           Desktop version complete; working on batch version using
                                           Medicode printer.                                                 Mon 8/17/98

 123     Compliance                        Project to connect Recordkeeping database to ASC compliant software.  Also make test results available to monthly plan
                                           confirms and process control system.                              Wed 8/19/98

 162     Global Processing                 Refer to separate Global Processing description.                  Fri 8/21/98

 180     New Business/Conversion Plan      Project to expedite and automate the setting up of new plans.
                                           Part of the process will be enabled by the WyStar Plan Processes
                                           (Plan Cloning).  Rest of project is special allocation
                                           procedures requested by the conversion group.                     Fri 8/28/98

 183     Data Entry                        Project to add new functionality and reporting capabilities to the keying process for MCS, Census, Enrollments and Transaction forms.  Functionality will include the driving of keyers through the transaction form process, dropping problem forms into "red"
                                           box and creating status reports for the customer service area.    Tue 9/8/98


                                         N-1


 196     Customer Service Log              Creating new customer service log with GUI front end allowing for sorting/reporting capabilities off of log entries.
                                           Application will allow linking to the new process control
                                           screens.                                                          Tue 9/29/98

 202     Process Control                   Refer to separate Process Control description.                    Thu 9/17/98

         Pin Procedure                     Project to automate the production of pin numbers                 Tue 10/6/98

 72      Distribution Processing           Project to generate check-writing instructions for transmission to appropriate trust companies.  Also includes new distribution reports.  Transmission project is complete.  Reporting part is in acceptance.  Phase II - new loan reports, update check
                                           history, Premier distribution Accounts.                           Fri 10/9/98

 213     Statement Backend Processing      Project to deliver up-front editing, automatic extraction and
                                           statement production.                                             Tue 10/20/98

 221     Enrollment Process Project        Project to automate the production of enrollment forms and to
                                           generate those forms on Medicode printers.                        Tue 11/3/98

 176     1099R Process                     Project to pull 1099R form information from the new
                                           Recordkeeping database.  That information will feed currently
                                           existing end of year process.  Date moved out, specs not ready.   Fri 12/4/98



 251     Stif Processing                   Project to automatically calculate and allocate short term
                                           interest.                                                         Fri 12/11/98

 255     EOY Auditors Pack                 This project is being merged with Year End Summary.               Fri 1/8/99

 259     Loan Default Letters              Project to automate delivery of Loan Default Letters and
                                           generate 1099s.                                                   Fri 2/5/99

 263     Automate Trust Reports            Project to automate the production and delivery of trust reports including an automatic reconciliation to recordkeeping balances.  Mon 2/15/99



                                    SCHEDULE O TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                                         FEES

     A.   FOR PLANS OTHER THAN THOSE DESIGNATED BY PRUDENTIAL PURSUANT TO
          SECTION 2(c) OF THE AGREEMENT:

THE FOLLOWING FEES AND CHARGES MAY BE IMPOSED WITH RESPECT TO BISYS'S SERVICES TO PLANS WHOSE ADMINISTRATIVE SERVICES AGREEMENTS ARE EFFECTIVE ON OR AFTER THE EFFECTIVE DATE:

-    Annual fee per Plan:  $2,000

-    Annual fee per Participant:  $14 or $28, as determined by Prudential

- Installation charge for all startup Plans: $1,500 per Plan, one-time, nonrefundable upon submission of executed Administrative Services Agreement

- Conversion charge: $2,500 per Plan, one-time - $1,500 nonrefundable upon submission of executed Administrative Services Agreement and $1,000 upon completion of conversion

- Trust service: $500 per Plan per year (Trust services are offered through Prudential Bank & Trust Company or Prudential Trust Company.)

- Signature-ready 5500: $600 per Plan per year (Information required to complete the 5500 is included in the basic fee for full-service Plans.)

-    Testing:  Additional fee for top-heavy tests:  $350 per test

-    Check fee:  $15 per check charged to Participant

-    Manual contribution data processing:  $15 per Participant per year

- Loans: $75 origination fee; $60 maintenance fee per Participant with outstanding loan balance per year

-    Special services:  See attached Exhibit O-1 for applicable fee schedule

-    Termination/cash-out charge:  $1,000, one-time

THE FOLLOWING SERVICES PROVIDED BY BISYS TO PLANS WHOSE ADMINISTRATIVE SERVICES AGREEMENTS ARE EFFECTIVE ON OR AFTER THE EFFECTIVE DATE WILL NOT BE SUBJECT TO A SEPARATE FEE OR CHARGE:

- Standard or nonstandard prototype Plan document (nonstandardized filing fee $500 plus $125 IRS user fee)

- Testing: Semi-annual testing for full-service Plans include: ADP/ACP, 402(g), 415. Assumes required data is provided in the specified electronic format.
-    Quarterly Participant statements

A.   FOR PLANS DESIGNATED BY PRUDENTIAL PURSUANT TO SECTION 2(C) OF THIS
     AGREEMENT:

THE FOLLOWING FEES AND CHARGES MAY BE IMPOSED WITH RESPECT TO BISYS'S SERVICES TO PLANS WHOSE ADMINISTRATIVE SERVICES AGREEMENTS ARE EFFECTIVE ON OR AFTER THE EFFECTIVE DATE AND FOR WHICH NO SERVICES ARE PROVIDED BY BISYS PURSUANT TO
SECTION 2(a)(4) OF THE AGREEMENT:

-    Annual fee per Participant: $14 for Plans with mutual fund Investment
     Options

-    Plan setup:  $500

- Plan conversion: $500 plus $3 per Participant with an account balance (assumes transfer of

     Plan account balances are completely reconciled in BISYS system)
-    Treasury service:  $300 (assumes no trust reporting)

- Loans: $75 origination fee; $60 maintenance fee per Participant with outstanding loan

-    Distribution checks:  $15 deducted from each distribution check

- Special services: See Section A. of attached Exhibit O-1 for applicable fee schedule.

                                     EXHIBIT O-1

                            SPECIAL SERVICES FEE SCHEDULE


A. Depending upon its needs, the Employer may request additional services beyond those required for normal recordkeeping and reporting (as set forth in the Administrative Services Agreement). Additional services will be billed by BISYS on a flat dollar basis. Examples of additional services are:

     -    Interim or off-quarter account balances -- $250

     - Plan refunds required due to failing either the ADP or ACP test -- $100 per refund

     -    Plan refunds required under IRS rules -- $100 per refund

     - Plan valuation due to improper financial data or employee census information supplied by the Employer or its agent -- $500

     - Reprocessing of monthly contribution information due to the receipt of erroneous data -- $500

     - Reprocessing of distributions, transfers, or forfeitures due to the receipt of erroneous data -- $100 per transaction

     -    Multiple payroll location hard copy -- $250 annually


     -    Calculate matching, profit sharing, QNEC, QMAC -- $500

     - Retroactive recordkeeping 200% of standard fees for the period specified as retroactive activity

     - The standard service is to mail Participant statements to the Employer. If the Employer requires statements mailed directly to Participants, this will be billed at $.60 per quarter per Participant ($2.40 per Participant per year) to cover postage and mailing expense. This cost may change from time to time based upon current postage and handling rates.

     -    Plan year-end summary -- $300

     -    Frozen assets incur a 50% increase in standard recordkeeping fees.

     BISYS may add fees for special services, or change any fees for special services, upon reasonable prior notice to Prudential.

B. BISYS may also charge such fees as are applicable to Plans under the fee schedule of the person providing trust and accounting services under
     Section 2(b) of the Agreement and that are not duplicative of any of the fees otherwise identified on Schedule O to the Agreement, subject to Prudential's right to receive reasonable prior notice of such fees or any changes to them. Subject to the preceding sentence, if such service provider is Frontier Trust Company, BISYS may charge the fees for the Services applicable to Plans, as set forth in Exhibit O-2 attached hereto, as such may be changed from time to time after reasonable prior notice to Prudential.

                                     EXHIBIT O-2

                                FRONTIER TRUST COMPANY

                        FEE SCHEDULE EFFECTIVE JANUARY 1, 1998

A. Set Up. There is no set up fee if the only assets in the plan are the standard investments offered in the 401(k) Program. There is a $500 set up fee for each non-standard asset except company stock which has a $1,000 set up fee.

Frontier will generally accept the following non-standard assets:

     1. Annuity contracts and insurance policies issued by leading insurance companies.
     2.   GIC contracts issued by leading insurance companies.
     3. Real estate investment trust interests IF the current trustee of the REIT will sign the Frontier Trust Custodial Agreement.
     4.   Company (i.e., employer) stock.
     5.   Certificates of deposit issued by major banking institutions.

Frontier will not accept:

 1.   Limited partnership interests.     4.   Mortgages.
 2.   Collectibles (e.g. art, coins).    5.   Real estate.
 3.   Brokerage account assets.

The ownership of all non-standard assets must be changed to: Frontier Trust Company FBO The (Plan Name) 401(k) Plan. With the exception of company stock, new contributions cannot be allocated to non-standard assets.

B. Annual Fee. The annual fee is $500 if the only assets are the standard investments offered in the 401(k) Program. For each non-standard asset, except company stock, there will be a $50 charge for each transaction, with a minimum additional annual fee of $200 which covers the first four transactions. The company stock fee will be an additional $1,000 per year. All fees quoted are based on contributions being invested once per month and contributions being sent to Frontier by check. If contributions are sent to Frontier by wire, there is a fee of $10 per wire. If contributions are to be invested more than once per month (12 times per year), add $15 to the $500 annual fee for each additional investment.

C. Check Fees. The fee for issuing a check to a plan participant from paper documents is $30. The fee for issuing a check to a plan participant from diskette or computer transmission is $15. After checks have been issued, Frontier retains any interest earned on amounts in its disbursement account.

Stop payments are $10.

If a check is returned to be reinvested, the original fee plus a processing fee of $10 is charged.

If a check to be reissued is returned, the total fee includes: the original check fee, $10 for processing the void, and the new check fee. If a check to be reissued is not returned, the total fee includes: the original check fee, $20 for processing (including the stop payment fee), and the new check fee.

If a check made payable to a new trustee or IRA is returned to be made payable to the participant (or vice versa), the original fee plus a processing fee of $50 is charged. A check made payable to a participant will not be changed to be payable to a new trustee or IRA unless the check was made payable to the participant due to an error made by someone other than the participant.

D. Miscellaneous Fees. 1. There is a fee of $150 to process a plan termination or a transfer of plan assets to a new trustee. In addition, all outstanding fees must be paid before the plan assets are distributed or transferred. 2. A fee of $25 is charged if a check is returned for non-sufficient funds or account closed.

E. Fee Increases. Increases in annual fees will be applicable as of January 1 and become effective for a given plan on the anniversary of the trust effective date on or after January 1. Increases in check fees will be announced 90 days in advance and become effective on the date specified.

                                    SCHEDULE P TO

                    RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

                                     USE OF NAMES


     BISYS may use the name or logo of Prudential or a Prudential affiliate, or of a Prudential product or service, as such may be contained in Prudential's Administrative Services Agreement, the Plan documents, including the Adoption Agreement, the summary plan description and statements to Employers and Participants, solely for the purpose of providing services under this Agreement.

     Prudential may use the name of BISYS or a BISYS affiliate, or of a BISYS product or Service, as such may be contained in materials used to explain to clients, potential clients or other relevant parties the nature of the Services offered under this Agreement.

                                   SCHEDULE Q TO

                   RETIREMENT PLAN SERVICES OUTSOURCING AGREEMENT

STANDARDS FOR TRANSFER OF PLANS BACK TO PRUDENTIAL OR ITS DESIGNEE FOR SERVICING

For all transfers of plan servicing, BISYS shall:

-    Review attached data requirements prior to conference call with Prudential.

- Assign a Programmer/Analyst who can answer questions regarding tape layout and contents

- Provide Prudential with the layout of the conversion files prior to conference call.

- Provide Prudential with a code/symbol translation key prior to conference call.

- Ensure that the format and content of the test and live files are exactly the same.

-    Supply control totals for all financial data.

-    Supply hard copy reports.

- Provide the data set forth in Exhibit S-1 to this Schedule. In this regard:

          Data may be provided via tape, diskette, or data transmission.

          Tapes should be in EBCDIC format.

          Diskettes should be in ASCII (text) format.

          Modem instructions will be provided upon request.

                                     EXHIBIT Q-1

                             CONVERSION DATA REQUIREMENTS

PARTICIPANT DATA ELEMENTS





--------------------------------------------------------------------------------
             DATA ELEMENT           EXPLANATION                COMMENTS
--------------------------------------------------------------------------------
 Social Security Number      Required field for every  Not hyphenated.
                             record.
--------------------------------------------------------------------------------
 Participant Name                                      Prudential format uses
                                                       two fields:  (1) Last
                                                       Name (2) First Name,
                                                       MI.
--------------------------------------------------------------------------------
 Date of Birth
--------------------------------------------------------------------------------
 Date of Hire
--------------------------------------------------------------------------------
 Date of Participation
--------------------------------------------------------------------------------
 Vesting Date                Used if vesting is
                             calculated using a date
                             other than date of hire
                             or date of
                             participation.
--------------------------------------------------------------------------------
 Date of Termination
--------------------------------------------------------------------------------
 Status                                                Translation key
                                                       required.
--------------------------------------------------------------------------------
 Marital Status
--------------------------------------------------------------------------------
 Employee ID Number
--------------------------------------------------------------------------------
 Street Address                                        Prudential format uses
                                                       up to two street
                                                       address lines.
--------------------------------------------------------------------------------
 City, State and ZIP Code
--------------------------------------------------------------------------------
 Division                    Used for sorting client   Translation key
                             data.                     required.
--------------------------------------------------------------------------------
 Deferral Rates              Use separate fields if
                             multiple source deferral
                             rates are stored.
--------------------------------------------------------------------------------
 Investment Allocation       Use separate fields if    Each source investment
                             multiple source           allocation must add to
                             investment allocations    100%.
                             are stored.
--------------------------------------------------------------------------------
 Vesting Modifiers           Prior years and hours of
                             service.
--------------------------------------------------------------------------------
 Vesting Overrides                                     Used when system
                                                       calculated vesting is
                                                       being overridden.
--------------------------------------------------------------------------------

FINANCIAL DATA ELEMENTS

--------------------------------------------------------------------------------
             DATA ELEMENT                EXPLANATION                 COMMENTS
--------------------------------------------------------------------------------
 Investment Balances by      Cash Fields                As of valuation date.
 Source                                                 Should not include
                                                        outstanding loan
                                                        balances.
--------------------------------------------------------------------------------
 Share Balances by Source    Share Fields               Same as above.
--------------------------------------------------------------------------------
 Tax Cost Basis for After-   Post 86 Contributions      Net of withdrawals.
 Tax Sources                 Pre 87 Contributions
                             Cash Fields
--------------------------------------------------------------------------------
 Hardship Balances for Pre-  This amount is equal to
 Tax Sources                 the 12/31/88 market value
                             plus post 88
                             contributions less
                             withdrawals for pre-tax
                             sources only.
--------------------------------------------------------------------------------
 Inception to Date           Cash Fields
 Contributions by Source
--------------------------------------------------------------------------------
 Year to Date Contributions  Cash Fields
 by Source
--------------------------------------------------------------------------------
 Cost Basis of Company
 Stock
--------------------------------------------------------------------------------
 Pending Forfeitures                                    Please indicate how
                                                        pending forfeiture
                                                        amounts are tracked.
--------------------------------------------------------------------------------
 Inception to Date           Cash Fields
 Withdrawals by Source

LOAN DATA ELEMENTS

--------------------------------------------------------------------------------
             DATA ELEMENT                EXPLANATION                COMMENTS
--------------------------------------------------------------------------------
 Loan ID                                               Prudential may need to
                                                       assign new loan ID.
--------------------------------------------------------------------------------
 Original Loan Amount
--------------------------------------------------------------------------------
 Loan Origination Date
--------------------------------------------------------------------------------
 Interest Rate
--------------------------------------------------------------------------------
 First Payment Date
--------------------------------------------------------------------------------
 Payment Amount              Cash Fields
--------------------------------------------------------------------------------
 Total Number of Payments
--------------------------------------------------------------------------------
 Loan Duration
--------------------------------------------------------------------------------
 Total Number of Payments
 Made
--------------------------------------------------------------------------------
 Payment Frequency                                     Translation key
                                                       required.
--------------------------------------------------------------------------------
 Next Payment Due Date
--------------------------------------------------------------------------------
 Outstanding Balances by     Cash Fields               As of the valuation
 Source                                                date.
--------------------------------------------------------------------------------
 Highest Outstanding
 Balance for Each of the
 Previous 12 Months
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 Loan Reinvestment Method                              Will default to current
                                                       contribution
                                                       allocation.
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                                         Q-4